Exhibit 10.3

[Letterhead]

May [    ], 2015

Crestwood Midstream Partners LP

Crestwood Equity Partners LP

Crestwood Gas Services GP, LLC

700 Louisiana Street

Suite 2550

Houston, Texas 77002

Re:	Election Regarding Change of Control

Ladies and Gentlemen:

Reference is made to that certain First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of Crestwood Midstream Partners LP, a Delaware limited partnership (the “Partnership”), dated as of December 21, 2011, as amended by that certain Amendment No. 1 to the Partnership Agreement, dated as of October 1, 2013, that certain Amendment No. 2 to the Partnership Agreement, dated as of October 10, 2013, and that certain Amendment No. 3 to the Partnership Agreement, dated as of June 17, 2014. Capitalized terms used in this letter agreement (this “Letter Agreement”) and not otherwise defined in this Letter Agreement but defined in the Partnership Agreement shall have the definitions ascribed to such terms in the Partnership Agreement.

The Partnership, Crestwood Equity Partners LP, a Delaware limited partnership (“CEQP”), Crestwood Equity GP LLC, a Delaware limited liability company, CEQP ST SUB LLC, a Delaware limited liability company and a wholly-owned subsidiary of CEQP (“MergerCo”), MGP GP, LLC, a Delaware limited liability company and wholly-owned subsidiary of CEQP (“MGP GP”), Crestwood Midstream Holdings LP, a Delaware limited partnership (“Midstream Holdings”), Crestwood Midstream GP LLC, a Delaware limited liability company and the general partner of the Partnership (“Midstream GP”), and Crestwood Gas Services GP, LLC (“CGS GP”) have entered into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, it is proposed that MergerCo, MGP GP and Midstream Holdings will merge with and into the Partnership (the “Merger”), with the Partnership continuing as the surviving entity of the Merger, the outstanding common units representing common limited partner interests of the Partnership (the “Common Units”) (other than Common Units held by CEQP, CGS GP and their Subsidiaries) will be converted into the right to receive common units of CEQP (the “CEQP Common Units”), and the outstanding Class A Preferred Units of the Partnership (the “Preferred Units”) will be converted into the right to receive preferred units of CEQP (the “CEQP Preferred Units”), all on the terms specified therein. The Partnership and the Preferred Holders acknowledge and agree that the Merger, if consummated, will constitute a Change of Control.

As of the date hereof, each of the Persons identified on the signature pages hereto as a Preferred Holder (the “Preferred Holders”) is the record owner of, and has the right to vote and dispose of, certain Preferred Units.

The Preferred Holders and the Partnership’s management (“Management”) have discussed the reasons for the Merger and the potential benefits to the unitholders of the Partnership that may result therefrom, and based on such discussions, current market conditions and the terms of the transaction as they have been described to the Preferred Holders, the Preferred Holders currently intend to support Management’s efforts in connection therewith as described in this Letter Agreement.

In furtherance thereof, subject to the terms and conditions of this Letter Agreement, each Preferred Holder hereby, severally and not jointly, agrees, solely with respect to the Change of Control that will result from the Merger, if consummated:

(A)	to elect to have all of the Preferred Units held of record by such Preferred Holder exchanged, in accordance with Section 5.12(e)(ii)(B) of the Partnership Agreement, for CEQP Preferred Units created pursuant to an amendment to that certain Fifth Amended and Restated Agreement of Limited Partnership of CEQP, dated as of January 1, 2013 (the “CEQP Partnership Agreement”), in the form attached hereto as Exhibit 1, (the “CEQP Partnership Agreement Amendment”) in accordance with the terms of the Merger Agreement, and to become a limited partner in CEQP in accordance with the terms of the CEQP Partnership Agreement, as amended by the CEQP Partnership Agreement Amendment; and

(B)	if the CEQP Preferred Units are created pursuant to the CEQP Partnership Agreement Amendment, then the CEQP Preferred Units shall constitute Substantially Equivalent Units.

The agreement of the Preferred Holders as set forth in clauses (A) and (B) above shall, without requiring any further action by any party, automatically terminate and become void, ab initio, upon the occurrence of any of the following:

(a)	the CEQP Preferred Units are on terms other than as set forth in the CEQP Partnership Agreement Amendment;

(b)	the Closing has not occurred on or before December 31, 2015;

(c)	the termination of the Merger Agreement in accordance with its terms (including after any extension thereof);

(d)	the waiver by the Partnership (or Midstream GP, as the case may be) of any of the conditions set forth in Article VII of the Merger Agreement;

(e)	the Conflicts Committee making a Midstream Change in Recommendation (as defined in the Merger Agreement);

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(f)	the Full Funding Date has not occurred at least three (3) Business Days prior to the anticipated Closing Date (as defined in the Merger Agreement);

(g)	any change is made to the Merger Agreement, by amendment, waiver or other modification of the Merger Agreement that (i) decreases or changes the form of the Preferred Merger Consideration (as defined in the Merger Agreement) or the Common Merger Consideration (as defined in the Merger Agreement), (ii) modifies Annex A to the Merger Agreement in any way or (iii) otherwise adversely impacts the Preferred Holders (including, for the avoidance of doubt, any extension of the Termination Date (as defined in the Merger Agreement)); or

(h)	the Adjustment Ratio (as defined in footnote number 1 of the CEQP Partnership Agreement Amendment) is less than the greater of (x) 2.75 and (y) the number of CEQP Common Units to be exchanged for each Common Unit at the Effective Time, subject to the proviso to the definition of “Adjustment Ratio” contained in footnote #1 of the CEQP Partnership Agreement Amendment (the greater of (x) and (y), the “Required Exchange Ratio”).

By execution hereof, the Partnership and CEQP agree that the Adjustment Ratio (as defined in footnote number 1 of the CEQP Partnership Agreement Amendment) will be no less than the Required Exchange Ratio.

Notwithstanding anything to the contrary in this Letter Agreement, the Partnership acknowledges that none of the Preferred Holders is agreeing to vote for the approval of the Merger at the Meeting (as defined in the Merger Agreement), and each Preferred Holder expressly retains the right to elect, in its sole discretion, whether to vote for, vote against, or abstain from voting with respect to the approval of the Merger at the Meeting. Each of the Preferred Holders and the Partnership agrees that no action taken by the Preferred Holders in connection with this Letter Agreement, the Merger Agreement or the transaction contemplated hereby and/or thereby, including without limitation, the Meeting and any vote upon the approval of the Merger, shall be deemed to be a violation of any agreement or obligation of any of the Preferred Holders under the Standstill Agreement (as defined below), and any term or provision of the Standstill Agreement to the contrary is hereby waived solely for the purposes of giving effect to this sentence.

Each Preferred Holder, the Partnership and CEQP hereby agree that, if the Closing (as defined in the Merger Agreement) occurs and the CEQP Preferred Units are issued to the Preferred Holders, then (a) effective as of the Effective Time (as defined in the Merger Agreement), their respective rights under that certain Registration Rights Agreement, dated as of June 17, 2014, by and among the Partnership and the Preferred Holders shall terminate without any further action on the part of the Partnership or any Preferred Holder, and (b) on the Effective Date, CEQP and each of the Preferred Holders shall execute and deliver a Registration Rights Agreement (the “New Registration Rights Agreement”) in the form attached hereto as Exhibit 2.

Each Preferred Holder, the Partnership and CEQP hereby agree that, if the Closing occurs and the CEQP Preferred Units are issued to the Preferred Holders, then (a) effective as of the Effective Time, their respective rights under that certain Board Representation and Standstill

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Agreement, dated as of June 17, 2014, by and among the Partnership and the Preferred Holders (the “Standstill Agreement”) shall terminate without any further action on the part of the Partnership or any Preferred Holder, and (b) on the Effective Date, CEQP and each Preferred Holder shall execute and deliver a Board Representation and Standstill Agreement (the “New Standstill Agreement”) in the form attached hereto as Exhibit 3.

CEQP hereby agrees that CEQP shall promptly (but in any event within five (5) business days of the written request of the Preferred Holders) reimburse the Preferred Holders for the reasonable and documented Transaction Expenses (as defined below) of the Preferred Holders. “Transaction Expenses” means all expenses, including legal fees and expenses, incurred by the Preferred Holders in connection with this Letter Agreement, the Merger Agreement and the transactions contemplated hereby and thereby.

Each Preferred Holder hereby permits CEQP and the Partnership to include and disclose in the Proxy Statement (as defined in the Merger Agreement) and any prospectus and in such other schedules, certificates, applications, agreements or documents as such entities reasonably determine to be necessary or appropriate in connection with the consummation of the Merger and the transactions contemplated by the Merger Agreement such Preferred Holder’s identity and ownership of the Preferred Units and the nature of such Preferred Holder’s commitments under this Letter Agreement.

This Letter Agreement, the rights and obligations of the parties hereunder, and any claim or controversy directly or indirectly based upon or arising out of this letter agreement or the transactions contemplated hereby, including all matters of construction, validity and performance, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

This Letter Agreement may be executed (including by facsimile or electronic transmission) in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

*  *  *  *  *

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IN WITNESS WHEREOF, the undersigned have executed this Letter Agreement effective as of the date first written above.

PREFERRED HOLDERS:

[●]

By:
Name:
Title:

[SIGNATURE PAGE TO LETTER AGREEMENT]

Acknowledged and agreed by:

THE PARTNERSHIP:

CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Midstream GP LLC,
its general partner

By:

Name:

Title:

CEQP:

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC,
its general partner

By:

Name:

Title:

CGS GP:

CRESTWOOD GAS SERVICES GP, LLC

By:

Name:

Title:

[SIGNATURE PAGE TO LETTER AGREEMENT]

EXHIBIT 1

CEQP PARTNERSHIP AGREEMENT AMENDMENT

See attached.

FIRST AMENDMENT

TO

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

CRESTWOOD EQUITY PARTNERS LP

This First Amendment (this “Amendment”) to the Fifth Amended and Restated Agreement of Limited Partnership of Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”), dated as of April 11, 2014, and entered into as of January 1, 2013 (the “Partnership Agreement”), is entered into effective as of [●], 2015 at the direction of Crestwood Equity GP LLC, as the general partner of the Partnership (the “General Partner”), pursuant to authority granted to it in Section 13.1 of the Partnership Agreement. Capitalized terms used but not defined herein have the meanings ascribed to them in the Partnership Agreement.

RECITALS

WHEREAS, Section 5.4(a) of the Partnership Agreement provides that the Partnership may issue additional Partnership Securities for any Partnership purpose at any time and from time to time to such Persons and for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners;

WHEREAS, Section 5.4(b) of the Partnership Agreement provides that the Partnership Securities authorized to be issued by the Partnership pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities) as shall be fixed by the General Partner in the exercise of its sole discretion;

WHEREAS, Section 13.1(g) of the Partnership Agreement provides that the General Partner, without the approval of any Limited Partners, may amend any provision of the Partnership Agreement that, in the discretion of the General Partner, is necessary or advisable in connection with the creation, authorization or issuance of any class or series of Partnership Securities pursuant to Section 5.4 of the Partnership Agreement; and

WHEREAS, the General Partner deems it advisable and in the best interest of the Partnership to effect this Amendment to provide for (i) the creation of a new class of Units to be designated as Preferred Units and to fix the preferences and the relative participating, optional and other special rights, powers and duties pertaining to the Preferred Units, including, without limitation, the conversion of the Preferred Units into Common Units in accordance with the terms described herein, (ii) the issuance of the Preferred Units pursuant to the terms of the Merger Agreement (as hereinafter defined) in exchange for Midstream Preferred Units (as hereinafter defined), and (iii) such other matters as are provided herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the General Partner does hereby amend the Partnership Agreement as follows:

A. Amendment. The Partnership Agreement is hereby amended as follows:

Article I is hereby amended to add or restate, as applicable, the following definitions in the appropriate alphabetical order:

“Adjusted Conversion Amount” means a number of Common Units to be issued upon conversion of each Preferred Unit pursuant to Section 5.8(b)(iii) equal to the greater of (i) the Conversion Ratio and (ii) the quotient of (A) 150% multiplied by the Preferred Unit Price divided by (B) the Adjustment Ratio multiplied by the lower of (x) the closing price of a Common Unit on the National Securities Exchange on which the Common Units are listed or admitted to trading on the last trading day prior to exercise of the Partnership’s conversion right pursuant to Section 5.8(b)(iii) and (y) the VWAP Price calculated over the 10 consecutive trading days ending immediately prior to the date of exercise of the Partnership’s conversion right pursuant to Section 5.8(b)(iii).

“Adjustment Ratio” means 0.96, provided, however, that the Adjustment Ratio shall be 1.00 (i) at all times prior to June 17, 2017, and (ii) at any time, on or after June 17, 2017, that the VWAP Price for the 10 consecutive trading days ending immediately prior to the date of exercise of the Partnership’s conversion right pursuant to Section 5.8(b)(iii) exceeds the quotient of (A) 125% of the Preferred Unit Price, divided by (B) the then-applicable Conversion Ratio.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For avoidance of doubt, for purposes of this Agreement, (i) the Partnership, on the one hand, and the Unit Purchasers, on the other hand, shall not be considered Affiliates; (ii) any fund or account managed, advised or sub-advised, directly or indirectly, by GSO Capital Partners LP or its Affiliates shall be considered an Affiliate of GSO Capital Partners LP; and (iii) any fund or account managed, advised or sub-advised, directly or indirectly, by Magnetar Financial LLC or its Affiliates, shall be considered an Affiliate of Magnetar Financial LLC.

“Board Representation and Standstill Agreement” means that certain Board Representation and Standstill Agreement, dated as of [●], 2015, by and among the Partnership, the General Partner and the Unit Purchasers.

“Cash COC Conversion Premium” means (i) prior to June 17, 2015, 115%, (ii) during the period commencing on June 17, 2015 and ending on June 16, 2016, 110%, (iii) during the period commencing on June 17, 2016 and ending on June 16, 2017, 105%, and (iv) thereafter, 101%.

“Cash COC Event” means any transaction pursuant to which (i) the General Partner or any Affiliate of the General Partner exercises its rights to purchase all of the Outstanding Common Units pursuant to Section 15.1 of this Agreement or (ii) any Person or group of Persons acquires in one or more series of related transactions all of the Outstanding Common Units, in each case where the consideration received by the holders of Common Units is comprised of at least 90% cash.

“Change of Control” means the occurrence of any of the following events: (i) (a) First Reserve Fund XI, L.P. or an Affiliate of First Reserve Fund XI, L.P. has ceased, directly or indirectly, in one or more series of related transactions, to control the General Partner (the Person, if any, acquiring such control of the General Partner, and each Person, if any, that subsequently acquires control of the General Partner, is hereinafter referred to as a “New GP Owner”) and (b) Robert G. Phillips has ceased to be the Chief Executive Officer of the General Partner; (ii) the Common Units are no longer listed or admitted for trading on the New York Stock Exchange or another National Securities Exchange; (iii) a Cash COC Event; (iv) any direct or indirect sale, lease, transfer, conveyance or other disposition, in one or more series of related transactions, of all or substantially all of the properties or assets of the Partnership to any Person; or (v) any dissolution or liquidation of the Partnership (other than in connection with a bankruptcy proceeding or a statutory winding up); provided, if a Change of Control under clause (i) of this definition has occurred, and one or more Preferred Holders has elected, pursuant to Section 5.8(e)(ii)(C), to continue to hold Preferred Units, then, with respect to each such Preferred Holder, a Change of Control shall also mean the occurrence of any of the following events: (a) a New GP Owner has ceased, directly or indirectly, in one or more series of related transactions, to control the General Partner; or (b) if there is no New GP Owner, any merger, consolidation or other combination of the Partnership with another entity in which the Partnership is not the surviving entity.

“COC Election” has the meaning set forth in Section 5.8(b)(i).

“Common Unit” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners and assignees, and having the rights and obligations specified with respect to the Common Units in this Agreement, but does not include Class A Units, Subordinated Units or Preferred Units (prior to their conversion into Common Units pursuant to the terms hereof).

“Conversion Date” means, with respect to each Preferred Unit, the date on which the Partnership has completed the conversion of such Preferred Unit pursuant to Section 5.8(b).

“Conversion Ratio” means 1.00, as adjusted from time to time pursuant to Sections 5.8(b)(iv) and (xi).

“Crestwood Indentures” means (i) that certain Indenture dated as of November 8, 2013 by and among Midstream, Crestwood Midstream Finance Corp., the other guarantors party thereto and U.S. Bank National Association, as trustee, (ii) that certain Indenture dated as of April 1, 2011 by and among Midstream, Crestwood Midstream Finance Corp., the other guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, (iii) that certain Indenture dated as of March 23, 2015 by and among Midstream, Crestwood Midstream Finance Corp., the other guarantors party thereto and U.S. Bank National Association, as trustee, and (iv) that certain indenture dated as of December 7, 2012, by and among Inergy Midstream, L.P., NRGM Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

“Deficiency Rate” has the meaning set forth in Section 5.8(c)(i)(B).

“Effective Time” means the effective time of the merger pursuant to the Merger Agreement.

“First Reserve” has the meaning set forth in Section 4.7(e)(iii).

“Full Funding” means, with respect to each Unit Purchaser, payment in full by such Unit Purchaser of that portion of the total Funding Amount set forth opposite such Unit Purchaser’s name on Exhibit A to the Preferred Unit Purchase Agreement (or, in the event that a Unit Purchaser breaches its obligations under the Preferred Unit Purchase Agreement to fund the total Funding Amount set forth opposite such Unit Purchaser’s name on Exhibit A to the Preferred Unit Purchase Agreement after such funding has been properly called in accordance with the terms of the Preferred Unit Purchase Agreement, the date that is three (3) Business Days after such proper call for funding).

“Full Funding Date” means, with respect to each Unit Purchaser, the first to occur of (i) the date on which Full Funding has occurred; (ii) in connection with a Change of Control in which the Partnership is not the surviving entity, the date of such Change of Control; or (iii) if, in connection with a Change of Control in which the Partnership is the surviving entity, such Unit Purchaser elects to be released from its obligation to fund such Unit Purchaser’s remaining unfunded Funding Amount pursuant to the Preferred Unit Purchase Agreement, the date on which such Unit Purchaser delivered written notice to the Partnership of its election to be so released.

“Initial Distribution Period” has the meaning set forth in Section 5.8(c)(i)(A).

“Junior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests of cash or property and distributions upon liquidation of the Partnership (taking into account the intended effects of the allocation of gains and losses as provided in this Agreement), ranks junior to the Preferred Units, including but not limited to Common Units, Class A Units, Subordinated Units, and General Partner Interests.

“Limited Partner” means, unless the context otherwise requires, (a) a holder of Common Units, Class A Units, Subordinated Units or Preferred Units, except as otherwise provided herein, each Substituted Limited Partner and each Additional Limited Partner, or (b) solely for purposes of Articles V, VI, VII, and IX, each Assignee; provided, however, that when the term “Limited Partner” is used herein in the context of any vote or other approval, including without limitation Articles XIII and XIV, such term shall not, solely for such purpose, include any holder of Class A Units except as may otherwise be required by any non-waivable provision of law.

“Limited Partner Interest” means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units, Class A Units, Subordinated Units, Preferred Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement; provided, however, that when the term “Limited Partner Interest” is used herein in the context of any vote or other approval, including without limitation Articles XIII and XIV, such term shall not, solely for such purpose, include any holder of Class A Units except as may otherwise be required by any non-waivable provision of law.

“Liquidation Preference” means, with respect to each Preferred Unit, the sum of the Preferred Unit Price plus all accrued and unpaid distributions on such Preferred Unit to the Liquidation Date.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of May 5, 2015, by and among the Partnership, the General Partner, CEQP ST SUB LLC, MGP GP, LLC, Crestwood Midstream Holdings LP, Crestwood Gas Services GP, LLC, Midstream and Midstream GP.

“Midstream” means Crestwood Midstream Partners LP, a Delaware limited partnership.

“Midstream GP” means Crestwood Midstream GP LLC, a Delaware limited liability company and the general partner of Midstream.

“Midstream Preferred Units” means the Class A Preferred Units of Midstream.

“Minimum Conversion Amount” means (i) a number of Preferred Units having an aggregate value of $20.0 million, which value is calculated by multiplying the number of Preferred Units to be converted by the Preferred Unit Price or (ii) if the value of the Preferred Units (calculated in accordance with clause (i) above) to be converted by the Preferred Holder requesting conversion does not equal or exceed $20.0 million, then all of the Preferred Units held by such Preferred Holder.

“Offering Notice” has the meaning set forth in Section 4.7(e)(iii).

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the Managing General Partner or its Affiliates) beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by any non-waivable provision of law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement; provided, further, that the foregoing limitation shall not apply (i) to any Outstanding Partnership Securities of any class then Outstanding acquired directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any then Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or

Group in writing that such limitation shall not apply, or (iii) to any Person or Group who acquired 20% or more of any then Outstanding Partnership Securities of any class then Outstanding with the prior approval of the General Partner. For the avoidance of doubt, the limitations set forth herein shall apply to any Preferred Holder with respect to its ownership of the Preferred Units (including the Common Units issued upon conversion thereof) or exercising voting rights with respect thereto; provided, however, that such limitations shall not apply (x) with respect to matters as to which the Preferred Units vote as a separate class, and (y) with respect to matters as to which the Preferred Units vote together with the Common Units as a single class, provided that, with respect to clause (y) above, such Preferred Holder would not beneficially own 20% or more of the Outstanding Common Units, determined on an as converted basis at the then-applicable Conversion Ratio. For the avoidance of doubt, for purposes of determining if a Preferred Holder would beneficially own 20% or more of the Outstanding Common Units, on an as converted basis, beneficial ownership shall be determined in accordance with Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act.

“Parity Securities” means any class or series of Partnership Securities that, with respect to distributions on such Partnership Securities of cash or property and distributions upon liquidation of the Partnership (taking into account the intend effects of the allocation of gains and losses as provided in this Agreement), ranks pari passu with the Preferred Units.

“Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation, Common Units, Class A Units, Preferred Units or Subordinated Units.

“PIK Unit” means a Preferred Unit issued pursuant to a Preferred Unit Distribution in accordance with Section 5.8(c).

“Preferred Holder” means a holder of a Preferred Unit.

Preferred Investor” means a Preferred Holder, together with all Affiliates of such Preferred Holder that hold Preferred Units.

“Preferred Pro Rata Distribution” means, in respect of any Parity Security, the distribution permitted to be made on such Parity Security in the event that the Partnership fails to pay, after the Initial Distribution Period, in full in cash any distribution (or portion thereof) which any Preferred Holder accrues and is entitled to receive, which is equal to the distribution payable in respect of such Parity Security as of such date, multiplied by a fraction (i) the numerator of which is the most recent distribution paid in cash in respect of each Preferred Unit and (ii) the denominator of which is the distribution accumulated and payable on each Preferred Unit immediately prior to the payment of the most recent such distribution.

“Preferred Unit” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners and assignees, and having the rights and obligations specified with respect to a Preferred Unit in the Partnership Agreement, as amended by this Amendment, including PIK Units, provided that such PIK Units shall be subject to such restrictions as are set forth herein. A Preferred Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs.

Preferred Unit Distribution” has the meaning assigned to such term in Section 5.8(c)(i)(A).

“Preferred Unit Distribution Amount” has the meaning assigned to such term in Section 5.8(c)(i)(A).

“Preferred Unit Price” means $[        ]1 per Preferred Unit.

“Preferred Unit Purchase Agreement” means the Class A Convertible Preferred Unit Purchase Agreement, dated as of June 17, 2014, between Midstream and the Unit Purchasers.

“Proposed Transaction” has the meaning set forth in Section 4.7(e)(iii).

“Registration Rights Agreement” means the Registration Rights Agreement dated [•], 2015 by and among the Partnership and the Unit Purchasers.

“ROFO Interest” has the meaning set forth in Section 4.7(e)(iii).

“ROFO Response” has the meaning set forth in Section 4.7(e)(iii).

“Senior Securities” means any class or series of Partnership Securities that, with respect to distributions on such Partnership Securities of cash or property and distributions upon liquidation of the Partnership (taking into account the intended effects of the allocation of gains and losses as provided in this Agreement), ranks senior to the Preferred Units.

“Special Conversion Amount” means a number of Common Units to be issued upon conversion of each Preferred Unit equal to the sum of (a) the quotient of (i) the aggregate Preferred Unit Distribution Amount, as adjusted by the then-applicable Conversion Ratio, that would have been paid on such Preferred Units (assuming that all such distributions would have been paid in cash), between the date of the exercise of the Partnership’s conversion right pursuant to Section 5.8(b)(iii) and the distribution payable for the Quarter ending June 30, 2017, divided by (ii) the Preferred Unit Price, plus (b) the Adjusted Conversion Amount.

“Substantially Equivalent Unit” has the meaning set forth in Section 5.8(e)(ii)(B).

[1]	To be an amount equal to $25.10, divided by the greater of (a) 2.75 and (b) the number of CEQP Common Units to be exchanged for each Midstream Common Unit at the Effective Time (the greater of (a) and (b), the “Adjustment Rate”); provided, however, that if any event(s) described in Section 5.8(b)(xi) as provided in Section 5 hereof occurs at either Midstream or the Partnership between the execution of the Merger Agreement and the Effective Time, an appropriate adjustment shall be made to the Adjustment Rate to cause the holders of the Midstream Preferred Units to be economically no worse off with respect to the exchange of Midstream Preferred Units for Preferred Units than if such event(s) had not occurred.

“Super-Majority Interest” means at least two-thirds (2/3) of the Outstanding Preferred Units.

“Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units, Class A Units, Subordinated Units and Preferred Units, but shall not include a General Partner Interest; provided, however, that when the term “Unit” is used herein in the context of any vote or other approval, including without limitation Article XIII and Article XIV, such term shall not, solely for such purpose, include any holder of Class A Units except as otherwise required by any non-waivable provision of law.

“Unit Purchasers” means each of the Persons named on Exhibit A hereto.

“VWAP Price” as of a particular date means the volume-weighted average trading price, as adjusted for splits, combinations and other similar transactions, of a Common Unit on the National Securities Exchange on which the Common Units are then listed or admitted to trading.

Article IV is hereby amended to add a new Section 4.7(e) implementing certain transfer restrictions on the Preferred Units:

Section 4.7(e). Transfer Restrictions on Preferred Units.

(i) Prior to June 17, 2017, neither such Unit Purchaser nor any assignee of such Unit Purchaser shall transfer any Preferred Units held by such Unit Purchaser or assignee without the approval of the General Partner (such approval not to be withheld unless the proposed transferee fails to agree to be bound by the standstill provisions set forth on Exhibit B hereto), except as provided in Section 4.7(e)(iv).

(ii) From and after June 17, 2017, each Preferred Holder may transfer any Preferred Units held by it to any other Person or Persons other than to any Person or group (as defined by Section 13D of the Securities Exchange Act) that after giving effect to such transfer would own more than 15% of the Outstanding Common Units, including the number of Common Units into which such Preferred Units are then convertible, except as provided in Section 4.7(e)(iv), provided that the foregoing restriction shall not apply to any transfer of Preferred Units to any investment bank or similar institution that assists in the brokering or marketing of the Preferred Units on behalf of any Preferred Holder.

(iii) Until the earlier of (i) June 17, 2019, and (ii) the date on which First Reserve Fund XI, L.P. or an Affiliate of First Reserve Fund XI, L.P. has ceased to directly or indirectly control the General Partner, at any time prior to the sale or transfer of any Preferred Units by a Preferred Holder to a Person or group (as defined by Section 13D of the Securities Exchange Act) other than an Affiliate of such Preferred Holder or another Preferred Holder who agrees in writing that the ROFO Interests (as defined below) remain subject to this Section 4.7(e)(iv) (a “Proposed Transaction”), such selling Preferred Holder shall first provide written notice (the “Offering Notice”) to First Reserve Management, L.P. of its intention to enter into a Proposed Transaction. First Reserve Management, L.P. and its affiliates (“First Reserve”) shall then have a right of first offer with respect any or all of such Preferred Units (the “ROFO Interest”). The Offering Notice shall include any material terms, conditions and other details as would be reasonably necessary for First Reserve to make a responsive offer to enter into the Proposed Transaction with such Preferred Holder, which terms, conditions and details shall include any material terms, condition or other details that such Preferred Holder would propose to provide to non-Affiliates in connection with the Proposed Transaction. First Reserve shall have 10 days following receipt of the Offering Notice to propose an offer to enter into the Proposed Transaction with such Preferred Holder (the “ROFO Response”). The ROFO Response shall set forth the terms and conditions (including, without limitation, the purchase price First Reserve proposes to pay for the ROFO Interest and the other terms of the purchase) pursuant to which First Reserve would be willing to enter into a binding agreement for the Proposed Transaction. If a ROFO Response is not delivered by First Reserve and received by the Preferred Holder within such 10-day period, then First Reserve shall be deemed to have waived its right of first offer with respect to such ROFO Interest, and such Preferred Holder shall be free to enter into a Proposed Transaction with any third person on terms and conditions determined in the sole discretion of such Preferred Holder. If First Reserve submits a ROFO Response, but First Reserve and the Preferred Holder do not agree on the terms of the purchase within 5 Business Days following the receipt of the ROFO Response by the Preferred Holder, then the Preferred Holder may reach agreement as to the transfer of the ROFO Interest to any third Person on terms generally no less favorable to the Preferred Holder within the next 90 days, subject to this Article IV. Notwithstanding anything to the contrary contained herein, with respect to any matter as to which the Preferred Units are entitled to vote as a separate class, if at any time First Reserve shall beneficially own more than 20% of the then Outstanding Preferred Units, then none of such Preferred Units beneficially owned by First Reserve in excess of 20% of the Outstanding Preferred Units may (A) be voted on such matter or (B) be considered Outstanding Preferred Units when calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement with respect to such matter; provided, however, that such restrictions shall no longer apply when First Reserve ceases to directly or indirectly, control the General Partner.

(iv) Notwithstanding anything to the contrary contained herein, a Preferred Holder shall at all times from and after the Effective Time be permitted to transfer any Preferred Units held by such Preferred Holder to an Affiliate of such Preferred Holder or another Unit Purchaser or its Affiliates, provided that any such transfer would not result in the Partnership being considered terminated for purposes of Section 708 of the Code.

(v) Notwithstanding anything to the contrary contained herein, no Preferred Holder shall transfer any Preferred Units to any person or entity that (a) is an operating company (and not a financial institution) and (b) engages in the midstream energy business or otherwise provides similar services or engages in similar business as the Partnership at any time during the twelve months preceding the proposed transfer.

(vi) Notwithstanding anything to the contrary contained herein, (A) in connection with any transfer of Preferred Units, the transferring Preferred Holder must transfer to the transferee of such Preferred Units all PIK Units issued as distributions thereon, and (B) in connection with any transfer of PIK Units, the transferring Preferred Holder must transfer to the transferee of such PIK Units all Preferred Units in connection with which such PIK Units were distributed; provided, however, that in the event that compliance with this Section 4.7(e)(vi) would result in the transfer of any fractional Preferred Unit or PIK Unit, the number of Preferred Units or PIK Units to be transferred shall be rounded down to the nearest whole Preferred Unit or PIK Unit, as the case may be.

Section 5.3(a) is hereby amended and restated as follows:

(a) The Partnership shall maintain for each Limited Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement (including, with respect to the Preferred Units, the net amount of cash contributed for the Preferred Units by the holders thereof pursuant to the Preferred Unit Purchase Agreement) and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.3(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all distributions of cash or property (other than PIK Units) made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 5.3(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1. In connection with the foregoing, the Partnership shall adopt the methodology set forth in the noncompensatory option regulations under Treasury Regulation Sections 1.704-1 and 1.721-2 with respect to the issuance and conversion of Preferred Units, unless otherwise required by applicable law.

Section 5.3(d)(i) is hereby amended and restated as follows:

(d) (i) Consistent with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(s), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services, or the conversion of a Preferred Unit in accordance with Section 5.8(b), the Capital Accounts of all

Partners and the Carrying Value of each Partnership property immediately prior to such issuance (or, in the case of a Conversion Date, immediately after such Conversion Date) shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such issuance. Any such Unrealized Gain or Unrealized Loss (or items thereof) shall be allocated (A) if the operation of this sentence is triggered by the conversion of a Preferred Unit, first among the Partners holding Common Units as may be necessary to cause the Capital Account attributable to each such Unit to be the same, and (B) any remaining Unrealized Gain or Unrealized Loss shall be allocated among the Partners pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized would have been allocated. If the Unrealized Gain or Unrealized Loss allocated as a result of the occurrence of a Conversion Date is not sufficient to cause the Capital Account attributable to each Common Unit to be the same, then Capital Account balances shall be reallocated between the Partners holding such Units so as to cause the Capital Account attributable to each such Unit to be the same, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3). In determining Unrealized Gain or Unrealized Loss in connection with the issuance of additional Partnership Interests or a Conversion Date, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests (or immediately after the conversion of a Preferred Unit) shall be determined by the General Partner using such method of valuation as it may adopt. For this purpose, the General Partner may determine that it is appropriate to first determine an aggregate value for the Partnership, based on the current trading price of the Common Units, and taking fully into account the fair market value of the Partnership Interests (on a fully converted basis) of all Partners at such time and, if before the Conversion Date of any Preferred Units, may adjust the fair market value of all Partnership assets to reflect the difference, if any, between the fair market value of any Preferred Units for which the Conversion Date has not occurred and the aggregate Capital Accounts attributable to such Preferred Units to the extent of any Unrealized Gain or Unrealized Loss that has not been reflected in the Partners’ Capital Accounts previously, consistent with the methodology of Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2). The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines) to arrive at a fair market value for individual properties.

Article V is hereby amended to add a new Section 5.8 creating a new series of Units as follows:

Section 5.8 Establishment of Preferred Units

(a) General. The General Partner hereby designates and creates a series of Units, including any PIK Units issued pursuant to Section 5.8(c), to be designated as “Preferred Units,” having the terms and conditions set forth herein.

(b) Conversion of Preferred Units

(i) One or more Preferred Holders may elect, each in its own discretion, (A) at any time on or after June 17, 2017, to convert all or any portion of the Preferred Units held by such electing Preferred Unit Holder(s) in an aggregate amount equaling or exceeding the Minimum Conversion Amount into Common Units, at the then-applicable Conversion Ratio, subject to payment of any accrued but unpaid distributions to the date of conversion in accordance with Section 5.8(b)(iv), and (B) in the event of (i) a Change of Control prior to June 17, 2017, or (ii) any voluntary liquidation, dissolution or winding up of the Partnership, to convert all or any portion of the Preferred Units held by such Preferred Holder(s), at the then-applicable Conversion Ratio, subject to payment of any accrued but unpaid distributions to the date of conversion in accordance with Section 5.8(b)(iv), in each case, by delivery of: (A) written notice to the Partnership, in the form set forth as Exhibit C hereto, setting forth the number of Preferred Units it holds and the number of Preferred Units it is electing to convert, and (B) if such Preferred Units are Certificated, a Preferred Unit Certificate to the Transfer Agent representing an amount of Preferred Units at least equal to the amount such Preferred Holder is electing to convert (or an instruction letter to the Transfer Agent if the Preferred Units are in book-entry form), together with such additional information as may be requested by the Transfer Agent, provided that with respect to any Change of Control, such delivery shall be made by the later of (x) 5 Business Days from receipt of notice from the Partnership of such Change of Control and (y) 20 Business Days prior to the anticipated closing date (which anticipated closing date shall be specified by the Partnership in such notice and shall be based on the Partnership’s reasonable best estimate of such anticipated closing date at the time of providing such notice) of such Change of Control (the “COC Election”). Such COC Election shall be irrevocable unless (a) any material terms related to the Change of Control consideration are changed or (b) the expected closing date of the Change of Control is pushed back by more than 20 Business Days; provided, that, any Preferred Holder that made a COC Election shall have until the later of (x) 5 Business Days from receipt of notice from the Partnership of the occurrence of any of the events in clause (a) or (b) or (y) 20 Business Days prior to the new anticipated closing date (which new anticipated closing date shall be specified by the Partnership in such notice and shall be based on the Partnership’s reasonable best estimate of such new anticipated closing date at the time of providing such notice) of any Change of Control to provide notice to the Partnership that such Preferred Holder is revoking its COC Election and if such notice is not provided within such period, the COC Election shall be irrevocable. Thereafter, the Partnership shall take all such actions as are necessary or appropriate to complete such conversion in accordance with this Section 5.8(b), provided that such conversion shall be consummated prior to the tenth Business Day following the date of receipt of notice by the Partnership (or, in the event of a Change of Control, prior to such Change of Control). In the case of any Certificate representing Preferred Units which are converted in part only, upon such conversion the Transfer Agent shall authenticate and deliver to the Preferred Holder thereof, at the expense of the Partnership, a new Certificate representing the number of Preferred Units not so converted.

(ii) At any time on or after June 17, 2017, and provided that the average daily trading volume of the Common Units on the National Securities Exchange upon which such Common Units are listed or admitted to trading was at least [                    ]2 Common Units (subject to appropriate adjustments in accordance with Section 5.8(b)(xi)) for 20-trading days over the 30-trading day period ending on the close of trading on the trading day immediately prior to the date of delivery of notice by the Partnership pursuant to this Section 5.8(b)(ii), if the VWAP Price for 20 trading days over the 30-trading day period ending on the close of trading on the trading day immediately prior to the date of delivery of notice by the Partnership to any Preferred Holder of exercise of its conversion right pursuant to this Section 5.8(b)(ii) is greater than (x) 150% of the Preferred Unit Price divided by (y) the then-applicable Conversion Ratio, the General Partner, in its sole discretion, may convert all or a portion of the Outstanding Preferred Units into Common Units, at the then-applicable Conversion Ratio, subject to payment of any accrued but unpaid distributions to the date of conversion in accordance with Section 5.8(b)(iv); provided that if the General Partner elects to convert less than all of the Outstanding Preferred Units, such conversion shall be effected on a Pro Rata basis among the Outstanding Preferred Units, including any Outstanding PIK Units. The Partnership shall deliver to each Preferred Holder a written notice at least 5 Business Days prior to the date of the expected conversion. Immediately as of the close of business on the date of conversion pursuant to this Section 5.8(b)(ii), which date shall be prior to the fifth Business Day following the date of delivery of notice by the Partnership, all or such portion of the Outstanding Preferred Units shall automatically convert into Common Units, at the then-applicable Conversion Ratio, subject to payment of any accrued but unpaid distributions to the date of conversion in accordance with Section 5.8(b)(iv).

(iii) If the Full Funding Date occurred prior to the Effective Time, at any time, provided that the average daily trading volume of the Common Units on the National Securities Exchange upon which such Common Units are listed or admitted to trading was at least [                    ]3 Common Units (subject to appropriate adjustment in accordance with Section 5.8(b)(xi)) for 20-trading days over the 30-trading day period ending on the close of trading on the trading day immediately prior to the date of delivery of notice by the Partnership pursuant to this Section 5.8(b)(iii), if the VWAP Price for 20 trading days over the 30-trading day period ending on the close of trading on the trading day immediately prior to the date of delivery of notice by the Partnership to any Preferred Holder of exercise of its conversion right pursuant to this Section 5.8(b)(iii) is greater than (x) the Preferred Unit Price divided by (y) the then-applicable Conversion Ratio, the General Partner, in

[2]	To be an amount equal to 425,000, multiplied by the Adjustment Rate
[3]	To be an amount equal to 425,000, multiplied by the Adjustment Rate its sole discretion, may convert all, but not less than all, of the Outstanding Preferred Units into a number of Common Units equal to (A) prior to June 17, 2017, the Special Conversion Amount and (B) on or after June 17, 2017, the Adjusted Conversion Amount. The Partnership shall deliver to each Preferred Holder a written notice at least 5 Business Days prior to the date of the expected conversion. Immediately as of the close of business on the date of conversion pursuant to this Section 5.8(b)(iii), which date shall be prior to the fifth Business Day following the date of delivery of notice by the Partnership, all Outstanding Preferred Units shall automatically convert into Common Units, subject to payment of any accrued but unpaid distributions to the date of conversion in accordance with Section 5.8(b)(iv).

(iv) The Partnership shall make a cash payment to any Preferred Holder with respect to any Preferred Units converted pursuant to this Section 5.8(b) to account for any accrued but unpaid distributions on such Preferred Units as of the date of such conversion; provided, however, that in satisfaction of the payment of any accrued but unpaid distributions payable in respect of the Initial Distribution Period, the General Partner may elect to cause the Partnership to adjust the Conversion Ratio, with respect to such Preferred Units being converted, such that the number of Preferred Units converted pursuant to this Section 5.8(b) includes a number of additional Common Units equal to the quotient of (a) the aggregate dollar amount of any accrued but unpaid distributions as of the date of such conversion with respect to such Preferred Units for which the adjustment to the Conversion Ratio is to be made pursuant to this Section 5.8(b)(iv) divided by (b) the closing price of a Common Unit on the National Securities Exchange on which the Common Units are listed or admitted to trading on the last trading day immediately prior to the date of conversion.

(v) Upon conversion, the rights of a holder of converted Preferred Units as a Preferred Holder shall cease with respect to such converted Preferred Units, including any rights under this Agreement with respect to Preferred Holders, and such Person shall continue to be a Limited Partner and have the rights of a holder of Common Units under this Agreement. Each Preferred Unit shall, upon its Conversion Date, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of the Common Unit(s) into which such Preferred Unit converted. Notwithstanding the foregoing, as the result of a conversion, a holder shall not lose or relinquish any claims or rights of action such holder may then or thereafter have as a result of such holder’s ownership of the converted Preferred Units.

(vi) The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Common Units upon conversion of the Preferred Units. However, the holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of Common Units in a name other than the holder’s name. The Transfer Agent may refuse to deliver the Certificate representing Common

Units (or notation of book entry) being issued in a name other than the holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties due because the Units are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(vii) The Partnership shall keep free from preemptive rights a sufficient number of Common Units to permit the conversion of all outstanding Preferred Units into Common Units to the extent provided in, and in accordance with, this Section 5.8(b).

(viii) All Common Units delivered upon conversion of the Preferred Units in accordance with this Section 5.8(b) shall be (1) newly issued, (2) duly authorized, validly issued fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 or 17-804 of the Delaware Act, and shall be free from preemptive rights and free of any lien, claim, rights or encumbrances, other than those arising under the Delaware Act or the Partnership Agreement, as amended by this Amendment and (3) with respect to Common Units delivered upon a conversion in accordance with Section 5.8(b)(ii) or (iii), registered for public resale under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement that is then available for the resale of such Common Units.

(ix) The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Common Units upon conversion of Preferred Units and, if the Common Units are then listed or quoted on the New York Stock Exchange or any other National Securities Exchange or other market shall list or cause to have quoted and keep listed and quoted the Common Units issuable upon conversion of the Preferred Units to the extent permitted or required by the rules of such exchange or market.

(x) Notwithstanding anything to the contrary contained herein, in connection with any conversion of Preferred Units pursuant to Section 5.8(b)(i) or (ii), (A) each Preferred Unit must be converted together with all PIK Units issued as distributions thereon, and (B) each PIK Unit must be converted together with the Preferred Unit in connection with which such PIK Unit was distributed; provided, however, that in the event that compliance with this Section 5.8(b)(x) would result in the conversion of any fractional Preferred Unit or PIK Unit, the number of Preferred Units or PIK Units to be converted shall be rounded down to the nearest whole Preferred Unit or PIK Unit, as the case may be.

(xi) If, after the Effective Time, the Partnership (A) makes a distribution on its Common Units in Common Units, (B) subdivides or splits its outstanding Common Units into a greater number of Common Units, (C) combines or reclassifies its Common Units into a smaller number of

Common Units or (D) issues by reclassification of its Common Units any Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), then the Conversion Ratio in effect at the time of the Record Date for such distribution or of the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted so that the conversion of the Preferred Units after such time shall entitle the holder to receive the aggregate number of Common Units (or shares of any Partnership Interests into which such shares of Common Units would have been combined, consolidated, merged or reclassified pursuant to clauses (C) and (D) above) that such holder would have been entitled to receive if the Preferred Units had been converted into Common Units immediately prior to such Record Date or effective date, as the case may be, and in the case of a merger, consolidation or business combination in which the Partnership is the surviving Person, the Partnership shall provide effective provisions to ensure that the provisions in this Section 5.8 relating to the Preferred Units shall not be abridged or amended and that the Preferred Units shall thereafter retain the same powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Preferred Units had immediately prior to such transaction or event. An adjustment made pursuant to this Section 5.8(b)(xi) shall become effective immediately after the Record Date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person) or split. Such adjustment shall be made successively whenever any event described above shall occur.

(c) Distributions.

(i) Beginning with the first Quarter ending after the Effective Time, the Preferred Holders as of the applicable Record Date shall be entitled to receive distributions in accordance with the following provisions:

A) The Partnership shall pay a cumulative distribution of $[        ]4 per Quarter in respect of each Outstanding Preferred Unit, subject to adjustment in accordance with Sections 5.8(c)(i) and (ii) (the “Preferred Unit Distribution Amount” and such distribution, a “Preferred Unit Distribution”). For the avoidance of doubt, the Preferred Unit Distribution Amount for the first Quarter ending after the Effective Time shall be calculated for a full Quarter, notwithstanding the fact that the Preferred Units may have been issued after the beginning of such Quarter as a result of the Effective Time occurring during such Quarter. For any Quarter in the period beginning with the first Quarter ending after the

[4]	To be an amount equal to $0.5804, divided by the Adjustment Rate

Effective Time through and including the Quarter ending September 30, 2017 (the “Initial Distribution Period”), such Preferred Unit Distribution shall be paid, in the sole discretion of the General Partner, in additional Preferred Units, in cash, or in a combination of additional Preferred Units and cash. The number of PIK Units to be issued in connection with a Preferred Unit Distribution during the Initial Distribution Period shall be the quotient of (A) the applicable Preferred Unit Distribution Amount divided by (B) the Preferred Unit Price; provided that instead of issuing any fractional PIK Unit, the Partnership shall round the number of PIK Units issued to each Preferred Holder to the nearest whole PIK Unit and pay cash in lieu of any such fractional unit.

B) Each Preferred Unit Distribution paid for any Quarter after the Initial Distribution Period shall be paid in cash at the Preferred Unit Distribution Amount unless (x) no distribution is made with respect to such Quarter pursuant to Section 6.3 or 6.4 with respect to the Parity Securities and Junior Securities (including the Common Units, the Class A Units, the Subordinated Units or the General Partner Interest) and (y) the Partnership’s Available Cash is insufficient to pay the Preferred Unit Distribution; provided, however, that for purposes of this Section 5.8(c)(i)(B), Available Cash shall not include any deduction to provide funds for distributions under Section 6.4 in respect of any one or more of the next four Quarters. If the Partnership fails to pay in full in cash any distribution (or portion thereof) which any Preferred Holder accrues and is entitled to receive pursuant to this Section 5.8(c)(i)(B), then (x) the amount of such accrued and unpaid distributions will accumulate until paid in full in cash, (y) commencing as of the first day of the calendar Quarter that commences immediately following the Quarter with respect to which such distribution was payable, the Preferred Unit Distribution Amount shall be $[        ]5 per Quarter, subject to adjustment in accordance with Section 5.8(c)(ii) (the “Deficiency Rate”), until such time as all accrued and unpaid distributions are paid in full in cash and (z) the Partnership shall not be permitted to, and shall not, declare or make (i) any distributions in respect of any Junior Securities and (ii) any distributions in respect of any Parity Securities, other than Class A Preferred Pro Rata Distributions, unless and until all accrued and unpaid distributions on the Preferred Units have been paid in full in cash.

If, pursuant to the terms of the Registration Rights Agreement, the Partnership elects to increase the Preferred Unit Distribution Amount, in lieu of registering the offer and resale of the Preferred Units, then the Preferred Unit Distribution Amount will be reset at $[        ]6 per Quarter and the Deficiency Rate will be reset at $[        ]7 per Quarter.

[5]	To be an amount equal to $0.7059, divided by the Adjustment Rate
[6]	To be an amount equal to $0.6118, divided by the Adjustment Rate
[7]	To be an amount equal to $0.7373, divided by the Adjustment Rate

Notwithstanding anything in this Section 5.8(c) to the contrary, with respect to Preferred Units that are converted into Common Units, the holder thereof shall not be entitled to a Preferred Unit Distribution and a Common Unit distribution with respect to the same period, but shall be entitled only to the distribution to be paid based upon the class of Units held as of the close of business on the applicable Record Date, together with all accrued but unpaid distributions on the converted Preferred Units.

When any PIK Units are payable to a Preferred Holder pursuant to this Section 5.8, the Partnership shall issue the PIK Units to such holder in accordance with Section 5.8(c)(viii) (the date of issuance of such PIK Units, the “PIK Payment Date”). On the PIK Payment Date, the Partnership shall issue to such Preferred Holder a certificate or certificates for the number of PIK Units to which such Preferred Holder shall be entitled, or, at the request of the holder, a notation in book entry form in the books of the Transfer Agent, and all such PIK Units shall, when so issued, be duly authorized, validly issued fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 or 17-804 of the Delaware Act, and shall be free from preemptive rights and free of any lien, claim, rights or encumbrances, other than those arising under the Delaware Act or the Partnership Agreement, as amended by this Amendment.

For purposes of maintaining Capital Accounts, if the Partnership issues one or more PIK Units with respect to a Preferred Unit, (i) the Partnership shall be treated as distributing cash with respect to such Preferred Unit in an amount equal to the Preferred Unit Distribution Amount, and (ii) the holder of such Preferred Unit shall be treated as having contributed to the Partnership in exchange for such newly issued PIK Units an amount of cash equal to the Preferred Unit Distribution Amount less the amount of any cash distributed by the Partnership in lieu of fractional PIK Units.

Any accrued and unpaid distributions shall be increased at a rate of 2.8125% per Quarter. Accrued and unpaid distributions in respect of the Preferred Units will not constitute an obligation of the Partnership.

Subject to and without limiting the other provisions of this Section 5.8, each Preferred Unit shall have the right to share in any special distributions by the Partnership of cash, securities or other property (including in connection with any spin-off transaction) and in the form of such cash, securities or other property Pro Rata with the Common Units, as if the Preferred Units had converted into Common Units at the then-applicable Conversion Ratio; provided, however¸ that at any time there are accrued but unpaid distributions on the Preferred Units, no such special distributions shall be permitted. For the avoidance of doubt, special distributions shall not include regular Quarterly distributions paid in the normal course pursuant to Section 6.3 or 6.4, provided that any such regular Quarterly distribution is not paid at a rate that is in excess of 130% of the Quarterly distribution rate for the immediately preceding Quarter.

All distributions payable on the Preferred Units shall be paid Quarterly, in arrears, on the earlier of: (A) the date that distributions are made on the Common Units for such Quarter pursuant to Section 6.3(a), and (B) the date that is forty-five (45) days after the end of such Quarter.

For the avoidance of doubt, any Available Cash that is distributed pursuant to Section 6.3 or 6.4 shall be distributed in accordance with this Section 5.8(c).

(d) Voting Rights.

(i) The Preferred Units will have such voting rights pursuant to this Agreement as such Preferred Units would have if they were converted into Common Units, at the then-applicable Conversion Ratio, and shall vote together with the Common Units as a single class, except that the Preferred Units (excluding, if applicable, in accordance with Section 4.7(e)(iii), certain Preferred Units owned by First Reserve or its Affiliates) shall be entitled to vote as a separate class on any matter on which Unitholders are entitled to vote that adversely affects the rights, powers, privileges or preferences of the Preferred Units in relation to other classes of Partnership Interests or as required by law. Except as otherwise provided herein, (i) if (A) the three (3) largest Class A Preferred Investors collectively constitute a Super-Majority Interest and (B) GSO COF II Holdings Partners LP, Magnetar Financial LLC, and each of their respective Affiliates collectively own at least 35% of the Outstanding Preferred Units, the approval of a Super-Majority Interest of the Outstanding Preferred Units (excluding, if applicable, in accordance with Section 4.7(e)(iii), certain Preferred Units owned by First Reserve or its Affiliates) shall be required to approve any matter for which the Preferred Holders are entitled to vote as a separate class, and (ii) otherwise, the approval of a majority of the Outstanding Preferred Units (excluding, if applicable, in accordance with Section 4.7(e)(iii), certain Preferred Units owned by First Reserve or its Affiliates) shall be required to approve any matter for which the Preferred Holders are entitled to vote as a separate class (each, a “Voting Threshold”).

(ii) Notwithstanding any other provision of this Agreement, in addition to all other requirements imposed by Delaware law, and all other voting rights granted under this Agreement:

A) the affirmative vote of the then-applicable Voting Threshold of the Outstanding Preferred Units, voting separately as a class with one vote per Preferred Unit, shall be necessary to amend this Agreement in any manner that (1) alters or changes the rights, powers, privileges or preferences or duties and obligations of the Preferred Units in any material respect, (2) except as contemplated herein, increases or decreases the authorized number of Preferred Units (including without limitation any issuance of additional Preferred Units, other than PIK Units), or (3) otherwise adversely affects the Preferred Units, including without limitation the creation (by reclassification or otherwise) of any class of Senior Securities (or amending the provisions of any existing class of Partnership Interests to make such class of Partnership Interests a class of Senior Securities); provided, however, that the Partnership may, without the affirmative vote of the then-applicable Voting Threshold of the Outstanding Preferred Units (subject to the Restrictions set forth below), create (by reclassification or otherwise) and issue Junior Securities and Parity Securities (including by amending the provisions of any existing class of Partnership Interests to make such class of Partnership Interests a class of Junior Securities or Parity Securities) in an unlimited amount, with respect to Junior Securities, and, with respect to Parity Securities, in an amount not to exceed $300 million in aggregate face value and that shall not be convertible into more than [                    ]8 Common Units, subject to appropriate adjustment in accordance with Section 5.8(b)(xi), provided that such Junior Securities (other than Common Units) or Parity Securities will not (x) [be issued if the Full Funding Date of any Unit Purchaser did not occur prior to the Effective Time]9, (y) have a stated date of maturity or be redeemable for cash (other than in connection with a Cash COC Event), or (z) provide for payment of distributions in cash at any time when (i) the Preferred Unit Distributions are not paid in cash or (ii) there are accrued and unpaid distributions on the Preferred Units (collectively, the “Restrictions”), and provided, further, that the Unit Purchasers shall have preemptive rights with respect to any such Parity Securities, which preemptive rights shall be effected on a Pro Rata basis among the Outstanding Preferred Units, including any Outstanding PIK Units, then-owned by the Unit Purchasers and their respective Affiliates;

[8]	To be an amount equal to 17.5 million, multiplied by the Adjustment Rate
[9]	Bracketed clause to be deleted if Full Funding Date has occurred prior to the Effective Time

B) to the extent that any proposed amendment to this Agreement having an effect described in clause (1), (2) or (3) of Section 5.8(d)(ii)(A) above would adversely affect any Preferred Holder in a disproportionate manner as compared to any other Preferred Holder, the consent of such Preferred Holder so adversely and disproportionately affected, in addition to the affirmative vote of the then-applicable Voting Threshold of the Outstanding Preferred Units pursuant to Section 5.8(d)(ii)(A), shall be necessary to effect such amendment;

C) the affirmative vote of the then-applicable Voting Threshold of the Outstanding Preferred Units, voting separately as a class with one vote per Preferred Unit, shall be necessary prior to designating the Preferred Units, including the PIK Units, as Designated Preferred Stock (as defined in the Crestwood Indentures) under the Crestwood Indentures or, to the extent applicable, any future indenture of the Partnership or any Subsidiary of the Partnership; and

D) the unanimous approval of the holders of the Outstanding Preferred Units, voting separately as a class with one vote per Preferred Unit, shall be necessary prior to the Partnership making an election to be treated as a corporation for U.S federal tax law purposes.

(e) Change of Control.

(i) In the event of a Cash COC Event, the Preferred Holders shall convert the Outstanding Preferred Units into Common Units immediately prior to the closing of the Cash COC Event at a conversion ratio equal to the greater of (A) the Conversion Ratio and (B) the quotient of (1) the product of (a) the Preferred Unit Price, multiplied by (b) the Cash COC Conversion Premium, divided by (2) the VWAP Price for the 10 consecutive trading days ending immediately prior to the date of closing of the Cash COC Event, subject to a $1.00 per unit floor on Common Units received, subject to payment of any accrued but unpaid distributions to the date of conversion in accordance with Section 5.8(b)(iv);

(ii) If a Change of Control (other than a Cash COC Event) occurs, then each Preferred Holder shall, at its sole election:

A) convert all, but not less than all, Preferred Units held by such Preferred Holder into Common Units, at the then-applicable Conversion Rate, subject to payment of any accrued but unpaid distributions to the date of conversion in accordance with Section 5.8(b)(iv);

B) if (1) either (x) the Partnership is not the surviving entity of such Change of Control or (y) the Partnership is the surviving entity of a Change of Control but the Common Units are no longer listed or admitted to trading on the New York Stock Exchange or another National Securities Exchange and (2) the consideration per Common Unit received by the holders of Common Units in such Change of Control exceeds $1.00, then, at the election of such Preferred Holder, the Partnership shall use its best efforts to deliver or to cause to be delivered to the Preferred Holders, in exchange for their Preferred Units upon such Change of Control, a security in the surviving entity that has substantially similar terms, including with respect to economics and structural protections, as the Preferred Units (a “Substantially Equivalent Unit”); provided, however, that, if the Partnership is unable to deliver or cause to be delivered a Substantially Equivalent Unit to any such electing Preferred Holder in connection with such Change of Control, each such Preferred Holder shall be entitled to (x) take any action otherwise permitted by clause (A), (C) or (D) of this Section 5.8(e)(ii), or (y) convert the Preferred Units held by such Preferred Holder immediately prior to such Change of Control (other than (in the case of clauses (1) and (2) below) any PIK Units, which, solely with respect to a Change of Control contemplated by this Section 5.8(e)(ii)(B), shall be extinguished for no consideration upon the closing of such Change of Control) into a number of Common Units equal to, if such Change of Control occurs:

(1) prior to June 17, 2017, the quotient of (a) (i) 160% multiplied by the Preferred Unit Price less (ii) the sum of all cash distributions paid as of the effective date of the conversion by the Partnership with respect to the Preferred Units held by such electing Preferred Holder and by Midstream with respect to the Midstream Preferred Units, prior to the Effective Time, held by such electing Preferred Holder or its predecessors in interest, in each case on or prior to the date of the Change of Control, divided by (b) 0.97 multiplied by the VWAP Price for the 10 consecutive trading days ending immediately prior to the date of the closing of such Change of Control, or

(2) after June 17, 2017, the quotient of (a) (i) 160% multiplied by the Preferred Unit Price plus (ii) accrued and unpaid distributions as of the effective date of the conversion with respect to the Preferred Units held by such electing Preferred Holder (including any distributions paid at the Deficiency Rate) less (iii) the sum of all cash distributions paid by the Partnership with respect to the Preferred Units held by such electing Preferred Holder during the Initial Distribution Period and by Midstream with respect to the Midstream Preferred Units, prior to the Effective Time, held by such electing Preferred Holder or its predecessors in interest prior to the Initial Distribution Period, divided by (b) 0.97 multiplied by the VWAP Price for the 10 consecutive trading days ending immediately prior to the date of the closing of such Change of Control.

C) if the Partnership is the surviving entity of such Change of Control and the consideration per Common Unit received by the holders of Common Units in such Change of Control exceeds $1.00, continue to hold Preferred Units; or

D) require the Partnership to redeem the Preferred Units held by such Preferred Holder at a price per Preferred Unit equal to 101% of the Preferred Unit Price plus accrued and unpaid distributions to the date of such redemption with respect to each of the Preferred Units held by such electing Preferred Holder. Any redemption pursuant to this sub-clause D shall, in the sole discretion of the General Partner, be paid in either cash or a number of Common Units equal to quotient of (1) the product of (a) 101% of the Preferred Unit Purchase Price, multiplied by (b) the number of Preferred Units owned by such Preferred Holder that the Partnership has elected to redeem “in kind,” divided by (2) the greater of (i) $1.00 and (ii) the product of (x) 0.92 multiplied by (y) the VWAP Price for the 10 consecutive trading days ending immediately prior to such redemption date. Notwithstanding the preceding, the Partnership shall have no obligation to redeem any such Preferred Units in cash unless such redemption complies with the restricted payments covenant in the Indentures.

Notwithstanding any other provision of this Section 5.8(e), any Change of Control in which the consideration to be received by the holders of Common Units has a value of less than $1.00 per Common Unit shall require the affirmative vote of the then-applicable Voting Threshold of the Outstanding Preferred Units, voting separately as a class with one vote per Preferred Unit.

All Common Units delivered upon any conversion or redemption of the Preferred Units in accordance with this Section 5.8(e) shall be (1) newly issued and (2) duly authorized, validly issued, fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 or 17-804 of the Delaware Act, and shall be free from preemptive rights and free of any lien, claim, rights or encumbrances, other than those arising under the Delaware Act or the Partnership Agreement, as amended by this Amendment.

(f) Certificates.

(i) If requested by a Preferred Holder, the Preferred Units shall be evidenced by certificates in such form as the Board of Directors may approve and, subject to the satisfaction of any applicable legal, regulatory and contractual requirements, may be assigned or transferred in a manner identical to the assignment and transfer of other Units; unless and until the Board of Directors determines to assign the responsibility to another Person, the General Partner will act as the Transfer Agent for the Preferred Units. The certificates evidencing Preferred Units shall be separately identified and shall not bear the same CUSIP number as the certificates evidencing Common Units.

(ii) The certificate(s) representing the Preferred Units may be imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT. THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP, AS AMENDED, A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES.”

In connection with a sale of Preferred Units pursuant to an effective registration statement or in reliance on Rule 144 of the rules and regulations promulgated under the Securities Act, upon receipt by the Partnership of such information as the Partnership reasonably deems necessary to determine that the sale of the Preferred Units is made in compliance with Rule 144, the Partnership shall remove or cause to be removed the restrictive legend from the certificate(s) representing such Preferred Units (or the book-entry account maintained by the Transfer Agent), and the Partnership shall bear all costs associated therewith.

Section 6.1(a) is hereby amended and restated as follows:

(a) Net Income. Net Income for each taxable period (including a pro rata part of each item of income, gain, loss and deduction taken into account in computing Net Income for such taxable period) shall be allocated:

(i) First, to the Managing General Partner until the Net Income allocated to the Managing General Partner pursuant to this Section 6.1(a)(i) and the Net Termination Gain allocated to the Managing General Partner pursuant to Section 6.1(c)(i)(A) or Section 6.1(c)(iv)(A) for the current and all previous taxable periods is equal to the aggregate of the Net Loss allocated to the Managing General Partner pursuant to Section 6.1(b)(v) for all previous taxable periods and the Net Termination Loss allocated to the Managing General Partner pursuant to Section 6.1(c)(ii)(D) or Section 6.1(c)(iii)(C) for the current and all previous taxable periods;

(ii) Second, to the Preferred Holders in proportion to the amounts to be allocated to each of them under this Section 6.1(a)(ii) until the Net Income allocated to the Preferred Holders pursuant to this Section 6.1(a)(ii) for the current and all previous taxable periods is equal to the aggregate of the Net Loss allocated to the Preferred Holders pursuant to Section 6.1(b)(iii) and (b)(iv) for all previous taxable periods; and

(iii) The balance, if any, to the Unitholders other than Preferred Holders, Pro Rata.

Section 6.1(b) is hereby amended and restated as follows:

(b) Net Loss. Net Loss for each taxable period (including a pro rata part of each item of income, gain, loss and deduction taken into account in computing Net Loss for such taxable period) shall be allocated:

(i) First, to the Unitholders (other than Preferred Holders), Pro Rata; provided that Net Loss shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause any such Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account) as such Adjusted Capital Account would be determined without regard to any Preferred Units then held by such Unitholder;

(ii) Second, to the Unitholders in accordance with the positive balances in their Adjusted Capital Accounts as such Adjusted Capital Accounts would be determined without regard to any Preferred Units then held by such Unitholders;

(iii) Third, to the Preferred Holders pro rata in accordance with the number of Preferred Units held by them; provided that the Net Loss shall not be allocated pursuant to this Section 6.1(b)(iii) to the extent that such allocation would cause any such Preferred Holder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account);

(iv) Fourth, to the Preferred Holders in accordance with the positive balances in their Adjusted Capital Accounts; and

(v) The balance, if any, 100% to the Managing General Partner.

Section 6.1(c) is hereby amended and restated as follows:

(c) Net Termination Gains and Losses. Net Termination Gain or Net Termination Loss (including a pro rata part of each item of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss) for each taxable period shall be allocated in the manner set forth in this Section 6.1(c). All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Section 5.8, Section 6.3 and Section 6.4 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

(i) Except as provided in Section 6.1(c)(iv), Net Termination Gain shall be allocated:

A) First, to the Managing General Partner until the Net Termination Gain allocated to the Managing General Partner pursuant to this Section 6.1(c)(i)(A) or Section 6.1(c)(iv)(A) and the Net Income allocated to the Managing General Partner pursuant to Section 6.1(a)(i) for the current and all previous taxable periods is equal to the aggregate of the Net Termination Loss allocated to the Managing General Partner pursuant to Section 6.1(c)(ii)(D) or Section 6.1(c)(iii)(C) for all previous taxable periods;

B) Second, to the Preferred Holders in proportion to the amounts to be allocated to each of them under this Section 6.1(c)(i)(B) until the Net Termination Gain allocated to such Preferred Holders pursuant to this Section 6.1(c)(i)(B) for the current and all previous taxable periods is equal to the aggregate of the Net Loss allocated to the Preferred Holders pursuant to Section 6.1(c)(ii)(C) for all previous taxable periods;

C) Third, to all Unitholders holding Common Units and Class A Units, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding (determined without regard to any Preferred Units then held by them) is equal to the sum of (1) its Unrecovered Initial Unit Price, (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6,4(a)(i)(A), Section 6.4(a)(ii)(A) or Section 6.4(b)(i) with respect to such Common Unit for such Quarter (the amount determined pursuant this clause (2) is hereinafter referred to as the “Unpaid MQD” and (3) any then existing Cumulative Common Unit Arrearage;

D) Fourth, if such Net Termination Gain is recognized (or is deemed recognized) prior to the conversion of the last Outstanding Subordinated Unit into a Common Unit, to all Unitholders holding Subordinated Units, Pro Rata, until the Capital Account in respect of each Subordinated Unit then Outstanding equals the sum of (1) its Unrecovered Initial Unit Price, determined for the taxable period (or portion thereof, to which this allocation of gain relates, and (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distributions pursuant to Section 6.4(a)(i)(C) and Section 6.4(a)(ii)(C) with respect to such Subordinated Unit for such Quarter, and

E) Thereafter, to all Unitholders, Pro Rata (determined without regard to any Preferred Units then held by them).

Except as provided in Section 6.1(c)(iii), Net Termination Loss shall be allocated:

A) First, if Subordinated Units remain Outstanding, to all Unitholders holding Subordinated Units, Pro Rata, until the Capital Account in respect of each Subordinated Unit then Outstanding has been reduced to zero;

B) Second, to the Unitholders holding Common Units or Class A Units, Pro Rata (determined without regard to any Preferred Units then held by them); until the Capital Account in respect of each Common Unit or Class A Unit then Outstanding (and determined without regard to any Preferred Units held by them) has been reduced to zero;

C) Third, to the Preferred Holders, pro rata in accordance with the number of Preferred Units held by them until the Capital Account in respect of each Preferred Unit has been reduced to zero; and

D) The balance, if any, 100% to the Managing General Partner.

Any Net Termination Loss deemed recognized pursuant to Section 5.3(d) prior to the Liquidation Date shall be allocated:

A) First, to the holders of Common Units, Class A Units and Subordinated Units, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding (determined without regard to any

Preferred Units then held by them) is not more than the Common Unit Trading Price; provided that Net Termination Loss shall not be allocated pursuant to this Section 6.1(c)(iii)(A) to any Unitholder to the extent such allocation would cause such Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit in its Adjusted Capital Account and determined without regard to any Preferred Units held by them);

B) Second, to all the Unitholders holding Subordinated Units, Pro Rata, until the Capital Account in respect of each Subordinated Unit is not more than the Subordinated Unit Value; provided that Net Termination Loss shall not be allocated pursuant to this Section 6.1(c)(iii)(B) to the extent such allocation would cause any holder of Subordinated Units to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit in its Adjusted Capital Account); and

C) The balance, if any, to the Managing General Partner.

If a Net Termination Loss has been allocated pursuant to Section 6.1(c)(iii), any subsequent Net Termination Gain deemed recognized pursuant to Section 5.3(d) prior to the Liquidation Date shall be allocated:

A) First, to the Managing General Partner until the aggregate Net Termination Gain allocated to the Managing General Partner pursuant to this Section 6.1(c)(iv)(A) is equal to the aggregate Net Termination Loss previously allocated pursuant to Section 6.1(c)(iii)(C);

B) Second, to the Unitholders, in such a manner, as determined by the Managing General Partner, that causes, to the greatest extent possible, the Capital Accounts of the Unitholders to equal the amounts that would have been their Capital Account balances if no Net Termination Loss were previously allocated pursuant to Section 6.1(c)(iii)(A); and

C) The balance, if any, pursuant to the provisions of Section 6.1(c)(i).

Section 6.1(d)(iii)(A) is hereby to add the following language:

Provided, however, this Section 6.1(d)(iii)(A) shall not apply to any Excess Distribution in respect to or measured by a distribution to a Preferred Unit.

Section 6.1(d) is hereby amended to add a new Section 6.1(d)(xiv):

(xiii) Allocations with respect to Preferred Units.

A) Items of Partnership gross income shall be allocated to the Preferred Holders in amounts equal to the amount of cash actually distributed in respect of each such holder’s Preferred Units, until the aggregate amount of such items allocated pursuant hereto for the current taxable period and all previous taxable periods is equal to the cumulative amount of all cash distributions made to the Preferred Holders pursuant to Section 5.8(c)(i) (and for the avoidance of doubt, without taking into account the cash distributions treated as made to Preferred Holders pursuant to Section 5.8(c)(v)). Unless otherwise required by applicable law, the Partnership agrees that it will not treat a distribution with respect to the Preferred Units as a guaranteed payment.

B) Notwithstanding any other provision of this Section 6.1 (other than the Required Allocations), if (A) the Liquidation Date occurs prior to the conversion of the last Outstanding Preferred Unit and (B) after having made all other allocations provided for in this Section 6.1 for the taxable period in which the Liquidation Date occurs, the Per Unit Capital Amount of each Preferred Unit does not equal or exceed the Liquidation Preference, then items of income, gain, loss and deduction for such taxable period shall be allocated among the Partners in a manner determined appropriate by the General Partner so as to cause, to the maximum extent possible, the Per Unit Capital Amount in respect of each Preferred Unit to equal the Liquidation Preference. For the avoidance of doubt, the reallocation of items set forth in the immediately preceding sentence provides that, to the extent necessary to achieve the Per Unit Capital Amount balances described above, items of income and gain that would otherwise be included in Net Income or Net Loss, as the case may be, for the taxable period in which the Liquidation Date occurs, shall be reallocated from the Unitholders holding Units other than Preferred Units to Unitholders holding Preferred Units. In the event that (i) the Liquidation Date occurs on or before the date (not including any extension of time) prescribed by law for the filing of the Partnership’s federal income tax return for the taxable period immediately prior to the taxable period in which the Liquidation Date occurs and (ii) the reallocation of items for the taxable period in which the Liquidation Date occurs as set forth above in this Section 6.1(d)(xiv)(B) fails to achieve the Per Unit Capital Amounts described above, items of income, gain, loss and deduction that would otherwise be included in the Net Income or Net Loss, as the case may be, for such prior taxable period shall be reallocated among all Partners in a manner that will, to the maximum extent possible and after taking into account all other allocations made pursuant to this Section 6.1(d)(xiv)(B), cause the Per Unit Capital Amount in respect of each Preferred Unit to equal the Liquidation Preference.

Article VI is hereby amended to add a new Section 6.9 as follows:

Section 6.9 Special Provisions Relating to the Preferred Holders.

(a) Except as otherwise provided herein, a Preferred Holder shall have all of the rights and obligations of a Unitholder holding Common Units hereunder; provided, however, that immediately upon the conversion of any Preferred Unit into Common Units pursuant to Section 5.8(b), the Unitholder holding a Preferred Unit that is converted shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Preferred Units shall remain subject to the provisions of Section 6.9(b).

(b) A Unitholder holding a Preferred Unit that has converted into a Common Unit pursuant to Section 5.8(b) shall not be issued a Common Unit Certificate pursuant to Section 4.1 and shall not be permitted to transfer its converted Preferred Units to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that upon transfer, each such converted Preferred Unit should have intrinsic economic and U.S. federal income tax characteristics to the transferee, in all material respects, that are the same as the intrinsic economic and U.S. federal income tax characteristics that a Common Unit (other than a converted Preferred Unit) would have to such transferee upon transfer, provided that in all events such determination shall be made within 5 Business Days of the date of conversion or receipt by the Partnership of the notice of transfer, as applicable. The General Partner shall act in good faith and shall make the determinations set forth in this Section 6.9(b) as soon as practicable following a Conversion Date or as earlier provided herein.

(c) Upon receipt of a written request from a Preferred Holder, the Partnership shall provide such Preferred Holder with a good faith estimate (and reasonable supporting calculations) of whether there is sufficient Unrealized Gain attributable to the Partnership property such that, if any of such Preferred Holder’s Preferred Units were converted to Common Units and such Unrealized Gain was allocated to such Preferred Holder pursuant to Section 5.3(d)(i) of the Partnership Agreement (taking proper account of allocations of higher priority), such Preferred Holder’s Capital Account in respect of its Common Units would be equal to the Per Unit Capital Amount for a Common Unit. If at any time a Preferred Holder makes such a request and such Preferred Holder has already made two (2) such requests during a calendar year, then such Preferred Holder shall reimburse the Partnership for all documented third-party expenses reasonably associated with such request.

B.	Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

C.	Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

D.	Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

E.	Miscellaneous. Notwithstanding anything herein to the contrary, all measurements and references related to Unit prices and Unit numbers herein, including all references related to a $1.00 per Unit floor set forth in Section 5.8(e) hereof, shall be, in each instance, appropriately adjusted for unit splits, combinations, distributions and the like.

F.	Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

[Signatures on following page]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

Crestwood Equity GP LLC

By:
Name:
Title:

Signature Page to First Amendment to Fifth Amended and Restated Agreement of Limited

Partnership of Crestwood Equity Partners LP

EXHIBIT A

PURCHASERS

Unit Purchaser
MTP Energy Master Fund Ltd
MTP Energy CM LLC
MTP Energy Opportunities Fund LLC
Magnetar Structured Credit Fund, LP
Magnetar Constellation Fund IV LLC
Compass HTV LLC
Magnetar Capital Fund II LP
Blackwell Partners LLC
Magnetar Global Event Driven Fund LLC
Magnetar Andromeda Select Fund LLC
Hipparchus Fund LP
Spectrum Opportunities Fund LP
GSO COF II Holdings Partners LP
GE Structured Finance, Inc.

A-1

EXHIBIT B

STANDSTILL PROVISIONS

(a) During the period commencing at the Effective Time and ending on June 17, 2017, without the prior written consent of the Partnership (provided that such consent shall not be required in the event of fraud or gross negligence on the part of the Partnership or the General Partner), the holders of Preferred Units and their Affiliates will not, directly or indirectly:

(i) Enter into any transaction the effect of which would be to “short” any securities of the Partnership;

(ii) Call (or participate in a group calling) a meeting of the Limited Partners of the Partnership for the purpose of removing (or approving the removal of) the General Partner as the general partner of the Partnership and/or electing a successor general partner of the Partnership;

(iii) “Solicit” any “proxies” (as such terms are used in the rules and regulations of the Securities and Exchange Commission) or votes for or in support of (A) the removal of the General Partner as the general partner of the Partnership or (B) the election of any successor general partner of the Partnership, or take any action the direct effect or purpose of which would be to induce Limited Partners of the Partnership to vote or provide proxies that may be voted in favor of any action contemplated by either of sub-clauses (A) or (B) above;

(iv) Seek to advise or influence any person (within the meaning of Section 13(d)(3) of the Securities Exchange Act) with respect to the voting of any Limited Partner Interests of the Partnership in connection with the removal (or approving the removal) of the General Partner as the general partner of the Partnership and/or the election of a successor general partner of the Partnership;

(v) Issue, induce or assist in the publication of any press release, media report or other publication in connection with the potential or proposed removal of the General Partner as the general partner of the Partnership and/or the election of a successor general partner of the Partnership;

(vi) Instigate or encourage any third party to do any of the foregoing; or

(vii) If the General Partner is removed as the general partner of the Partnership, participate in any way in the management, ownership and/or control of the managing general partner or the successor general partner’s operation of the Partnership, other than participation by a Purchaser Designated Director or Board Observer, as described in Sections 1 and 2 of the Board Representation and Standstill Agreement.

(b) The foregoing shall not in any way limit the right of the Unit Purchasers or their Affiliates to vote their limited partner interests in the Partnership at any meeting of limited partners of the Partnership so long as there has been no breach of clause (a) above; and (ii) for purposes of clause (a) above, “Affiliates” of GSO COF II Holdings Partners LP shall include any fund managed or advised by GSO Capital Partners LP or its Affiliates; provided, however, that, in each such case, such fund falls within the credit business of The Blackstone Group LP.

B-1

EXHIBIT C

FORM OF NOTICE OF CONVERSION

PREFERRED UNIT CONVERSION NOTICE

(TO BE EXECUTED BY THE [REGISTERED HOLDER] [PARTNERSHIP] IN ORDER

TO CONVERT

PREFERRED UNITS)

[Date]

The undersigned hereby elects to convert the number of Preferred Units (“Preferred Units”) of Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”), indicated below into common units (“Common Units”) of the Partnership, according to the conditions hereof, as of the date written below. If Common Units are to be issued in the name of a person other than the holder of such Preferred Units, such holder will pay all transfer taxes payable with respect thereto and will deliver such certificates and opinions as may be required by the Partnership or its transfer agent. No fee will be charged to the holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:

Number of Preferred Units to be Converted:

Total Amount of Accrued, Accumulated and Unpaid Distribution on the Class A

Preferred Units:

Applicable Class A Conversion Ratio:

Number of Common Units to be Issued:

Name in which Certificate for Common Units to be Issued:

Address for Delivery:

[HOLDER] [CRESTWOOD EQUITY PARTNERS LP]

By:
Authorized Officer
Title:

EXHIBIT 2

NEW REGISTRATION RIGHTS AGREEMENT

See attached.

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

CRESTWOOD EQUITY PARTNERS LP

AND

THE PURCHASERS NAMED ON SCHEDULE A HERETO

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•], 201510, by and among Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”), and each of the Persons set forth on Schedule A to this Agreement (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, Crestwood Midstream Partners LP, a Delaware limited partnership (“Midstream”) and the Purchasers previously entered into a Registration Rights Agreement dated June 17, 2014 (the “Existing Registration Rights Agreement”), in connection with the issuance and sale of the Class A Preferred Units of Midstream (the “Midstream Preferred Units”) pursuant to the Class A Preferred Unit Purchase Agreement, dated as of June 17, 2014, by and among Midstream and the Purchasers (the “Preferred Unit Purchase Agreement”);

WHEREAS, Midstream, the Partnership and certain other entities entered into an Agreement and Plan of Merger dated as of May 5, 2015 (the “Merger Agreement”), which provides, among other things, for the merger of certain entities into Midstream, for each outstanding common unit representing common limited partner interests of Midstream (the “Midstream Common Units”) other than Midstream Common Units held by the Partnership and its Subsidiaries to be converted into the right to receive 2.7500 common units of the Partnership, and for each outstanding Midstream Preferred Unit to be converted into the right to receive 2.7500 preferred units of the Partnership, all on the terms specified therein; and

WHEREAS, in connection with their entry into the Merger Agreement, and as a condition to the willingness of the parties to the Merger Agreement to enter into the Merger Agreement, the parties to the Merger Agreement entered into a Support Agreement of even date with the Merger Agreement (the “Support Agreement”); and

WHEREAS, pursuant to the terms of the Support Agreement, but subject to the conditions thereof, Midstream and the Purchasers agreed to terminate the Existing Registration Rights Agreement, and the Partnership and the Purchasers agreed to enter into this Agreement in replacement thereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Preferred Unit Purchase Agreement. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For avoidance of doubt, for purposes of this Agreement, (i) the Partnership, on the one hand, and the Purchasers, on the other hand, shall not be considered Affiliates (ii) any fund or account managed, advised or sub-advised, directly or indirectly, by GSO or its Affiliates, shall be considered an Affiliate of GSO; and (iii) any fund or account managed, advised or sub-advised, directly or indirectly, by Magnetar or its Affiliates, shall be considered an Affiliate of Magnetar.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

[10]	To be dated the Effective Date of the Merger

“Amended Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended by the First Amendment to Fifth Amended and Restated Agreement of Limited Partnership.

“Automatic Shelf Registration Statement” means a registration statement that shall become effective upon filing with the Commission pursuant to Rule 462(e) (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Unit Price” means the ICD Purchase Price divided by 2.7500.

“Common Unit Registrable Securities” means (i) the Common Units issued or issuable upon the conversion of the Preferred Units (including PIK Units) acquired by the Purchasers pursuant to the Merger Agreement or, in the case of PIK Units, pursuant to the Amended Partnership Agreement, and (ii) any Common Units issued as Liquidated Damages pursuant to Section 2.01(b) of this Agreement, and includes any type of interest issued to the Holder as a result of Section 3.04 of this Agreement.

“Common Units” has the meaning specified therefor in Article I of the Amended Partnership Agreement.

“Demand Holder” means any GSO Holder or Magnetar Holder.

“Demand Holder Requested Underwritten Offering” has the meaning specified therefor in Section 2.04 of this Agreement.

“Demand Notice” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Demand Notice Date” means the date a Demand Holder delivers a Demand Notice to the Partnership pursuant to Section 2.01(a) of this Agreement.

“Distribution Rate Approval” means, in connection with the Preferred Unit Registration Option, the Partnership’s written approval to increase the Preferred Unit Distribution Amount to the amount set forth in Section 5.8(c)(ii) of the Amended Partnership Agreement, rather than registering the offer and resale of the Preferred Units acquired by the Purchasers under the Merger Agreement. For purposes of this Agreement, a Distribution Rate Approval shall irrevocably terminate the Preferred Unit Registration Option and any obligation under this Agreement that the Partnership register the offer and resale of the Preferred Units (excluding, however, the Common Units issuable upon conversion of the Preferred Units).

“Effectiveness Period” means, (i) with respect to a particular Registration Statement that covers the offer and resale of all Common Unit Registrable Securities, the period beginning when such Registration Statement becomes effective under the Securities Act and ending at the time all Common Unit Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities and (ii) with respect to a particular Registration Statement that covers the offer and resale of Preferred Unit Registrable Securities, the period beginning when such Registration Statement becomes effective under the Securities Act and ending at the time all Registrable Securities (including Common Units issuable upon any conversion of such Preferred Unit Registrable Securities) covered by such Registration Statement have ceased to be Registrable Securities.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Forced Conversion” means any conversion of Preferred Units into Common Units pursuant to Section 5.8(b)(ii) of the Amended Partnership Agreement.

“General Partner” means Crestwood Equity GP LLC, a Delaware limited liability company.

“Governmental Authority” means any federal, state, local or foreign government, or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“GSO” means GSO Capital Partners LP.

“GSO Holder” means any of GSO and its Affiliates, when such Person is a record holder of any Registrable Securities, and any other record holder of Registrable Securities transferred or assigned by a GSO Holder to such holder in accordance with Section 2.11 of this Agreement, provided, however, that such transferee or assignee (together with such transferee or assignee‘s Affiliates) holds Registrable Securities that represent at least $50.0 million of Registrable Securities (calculated based on the Registrable Securities Amount).

“Holder” means the record holder of any Registrable Securities. For the avoidance of doubt, in accordance with Section 3.05 of this Agreement, for purposes of determining the availability of any rights and applicability of any obligations under this Agreement, including, calculating the amount of Registrable Securities held by a Holder (including a GSO Holder or Magnetar Holder), a Holder’s Registrable Securities shall be aggregated together with all Registrable Securities held by other Holders who are Affiliates of such Holder.

“ICD Purchase Price” has the meaning specified therefor in the Preferred Unit Purchase Agreement.

“In-Kind LD Amount” has the meaning specified therefor in Section 2.01(b) of this Agreement.

“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Initial Filing Date” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Launch” has the meaning specified therefor in Section 2.04 of this Agreement.

“Law” means any statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law, or any judicial or administrative interpretation thereof, of any Governmental Authority.

“LD Period” has the meaning specified therefor in Section 2.01(b) of this Agreement.

“LD Termination Date” has the meaning specified therefor in Section 2.01(b) of this Agreement.

“Liquidated Damages” has the meaning specified therefor in Section 2.01(b) of this Agreement.

“Liquidated Damages Multiplier” means, (i) for Common Unit Registrable Securities, the product of the Common Unit Price times the number of Common Units (which in the case of Common Units subject to issuance upon conversion of the Preferred Units shall be the number of Common Units issuable upon conversion of the Preferred Units at the date of determination) held by such Holder that may not be sold without restriction and without the need for current public information pursuant to any section of Rule 144 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act and (ii) for Preferred Unit Registrable Securities, the product of the Common Unit Price times the number of Common Units issuable upon conversion of the Preferred Unit Registrable Securities held by such Holder at the date of determination.

“Losses” has the meaning specified therefor in Section 2.09(a) of this Agreement.

“Magnetar” means Magnetar Financial LLC.

“Magnetar Holder” means any of Magnetar and its Affiliates, when such Person is a record holder of any Registrable Securities, and any other record holder of Registrable Securities transferred or assigned by a Magnetar Holder to such holder in accordance with Section 2.11 of this Agreement, provided that such transferee or assignee (together with such transferee or assignee‘s Affiliates) holds Registrable Securities that represent at least $50.0 million of Registrable Securities (calculated based on the Registrable Securities Amount).

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

“Merger Agreement” has the meaning specified therefor in the recitals of this Agreement.

“NYSE” means The New York Stock Exchange, Inc.

“Opt-Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Parity Securities” has the meaning specified therefor in Section 2.02(b) of this Agreement.

“Partial Forced Conversion” means any Forced Conversion effected for less than all of the then-outstanding Preferred Units.

“Partnership” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Piggyback Threshold Amount” means, $10.0 million initially, or upon the occurrence of any Partial Forced Conversion, an amount equal to the product resulting from the multiplication of (i) $10.0 million by (ii) the result of (A) 1.0 minus (B) the fraction obtained by dividing (1) the aggregate number of Preferred Units in respect of which the Partnership has effected Partial Forced Conversions by (2) the aggregate number of Preferred Units issued prior to such time pursuant to the Merger Agreement.

“PIK Units” has the meaning specified therefor in Article I of the Amended Partnership Agreement.

“Post-Launch Withdrawing Selling Holders” has the meaning specified therefor in Section 2.04 of this Agreement.

“Preferred Units” means Preferred Units (including PIK Units) representing limited partnership interests of the Partnership, as described in the Amended Partnership Agreement and issued pursuant to the Merger Agreement or the Amended Partnership Agreement, as the case may be.

“Preferred Unit Distribution Amount” has the meaning specified therefor in Section 5.8(c)(i)(A) of the Amended Partnership Agreement.

“Preferred Unit Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Preferred Unit Registrable Securities” means Preferred Units outstanding at any time after the Preferred Unit Registration Approval.

“Preferred Unit Registration Approval” means, in connection with the Preferred Unit Registration Option, the Partnership’s written approval (or deemed approval at the Registration Option Deadline) to register the offer and resale of the Preferred Units (including the number of Common Units issuable upon any conversion of such Preferred Units) rather than increasing the Preferred Unit Distribution Amount to the amount set forth in Section 5.8(c)(ii) of the Amended Partnership Agreement.

“Preferred Unit Registration Option” means, the Partnership’s option, after receiving a Preferred Unit Registration Option Notice, to determine whether to (i) register the offer and resale of the Preferred Units or (ii) increase the Preferred Unit Distribution Amount to the amount set forth in Section 5.8(c)(ii) of the Amended Partnership Agreement

“Preferred Unit Registration Option Notice” means the Demand Notice made by a Demand Holder to the Partnership during the Preferred Unit Registration Option Period that requests the Partnership register the offer and resale of the Preferred Unit Registrable Securities.

“Preferred Unit Registration Option Period” means, at any time after June 17, 2019, any period during which a VWAP Trigger Event is occurring.

“Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.

“Registrable Securities” means, as of any date of determination, the Common Unit Registrable Securities and the Preferred Unit Registrable Securities.

“Registrable Securities Amount” means, (i) for the Common Unit Registrable Securities, the calculation based on the product of the Common Unit Price times the number of Common Unit Registrable Securities; and (ii) for the Preferred Unit Registrable Securities, the calculation based on the product of the Common Unit Price times the number of Common Units issuable upon conversion of the Preferred Unit Registrable Securities

“Registration Effective Date” has the meaning specified therefore in Section 2.01(a) of this Agreement.

“Registration Expenses” has the meaning specified therefor in Section 2.08(b) of this Agreement.

“Registration Option Deadline” means the earlier to occur of (i) the date the Partnership decides to make the Preferred Unit Registration Approval or the Distribution Rate Approval; and (ii) fifteen (15) calendar days after receipt of the Preferred Unit Registration Option Notice. For the avoidance of doubt, if the Partnership has not provided written notice to the Holders of Registrable Securities that it intends to increase the Preferred Unit Distribution Amount to the amount set forth in Section 5.8(c)(ii) of the Amended Partnership Agreement prior to the Registration Option Deadline, the Partnership will be deemed to have made a Preferred Unit Registration Approval, and such deemed determination may not be modified without approval of such modification by the Holders of at least 75% of the then outstanding Preferred Unit Registrable Securities.

“Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” has the meaning specified therefor in Section 2.08(b) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.09(a) of this Agreement.

“Target Effective Date” has the meaning specified therefor in Section 2.01(b) of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Units or Preferred Units, as the case may be, are sold to one or more underwriters on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Underwritten Offering Notice” has the meaning specified therefor in Section 2.04 of this Agreement.

“VWAP Price” means, for each such period of measurement, the volume weighted average closing price of a Common Unit on the national securities exchange on which the Common Units are then listed (or admitted to trading).

“VWAP Trigger Event” means at any time after June 17, 2019, the failure of the VWAP Price of the Common Units for 20 trading days out of the most recent period of 30 consecutive trading days to be equal to or exceed 110% of the Initial Unit Issue Price divided by 2.7500.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been sold or disposed of (excluding transfers or assignments by a Holder to an Affiliate) pursuant to Rule 144 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act under circumstances in which all of the applicable conditions of such Rule (then in effect) are met; (c) when such Registrable Security is held by the Partnership or one of its subsidiaries or Affiliates; provided, however, that none of the Purchasers or their Affiliates shall be considered an Affiliate of the Partnership; or (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.11 hereof.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Registration.

(a) Effectiveness Deadline. No later than 15 Business Days following the date hereof, the Partnership shall use its reasonable best efforts to prepare and file a registration statement under the Securities Act to permit the public resale of all Registrable Securities to be issued upon conversion of the Preferred Units (including PIK Units reasonably expected to be issued by the Partnership to the Holders of Registrable Securities) pursuant to the provisions of the Amended Partnership Agreement from time to time as permitted by Rule 415 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act, on the terms and conditions specified in this Section 2.01 (a “Common Unit Registration Statement”). The Common Unit Registration Statement filed with the Commission pursuant to this Section 2.01(a) shall be on Form S-3 (or such successor form thereto permitting shelf registration of securities under the Securities Act), covering the Common Unit Registrable Securities, which shall contain a prospectus in such form as to permit any Holder to sell its Common Unit Registrable Securities pursuant to Rule 415 (or any successor or similar rule adopted by the Commission then in effect) under the Securities Act at any time beginning on the effective date thereof; provided, however, that in no event shall the Common Unit Registration Statement be filed on an Automatic Shelf Registration Statement unless requested by the Holders of a majority of the Common Unit Registrable Securities with 10 Business Days following the date hereof. The Partnership shall use its reasonable best efforts to cause the Common Unit Registration Statement filed pursuant to this Section 2.01(a) to become or be declared effective as soon as practicable thereafter, but in no event later than 180 calendar days after the initial filing date of such Common Unit Registration Statement. The Common Unit Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of Common Unit Registrable Securities covered by such Common Unit Registration Statement, including by way of an Underwritten Offering. During the Effectiveness Period, the Partnership shall use its reasonable best efforts to cause such Registration Statement filed pursuant to this Section 2.01(a) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Common Unit Registration Statement is available or, if not available, that another registration statement is available for the resale of the Common Unit Registrable Securities until all Common Unit Registrable Securities have ceased to be Registrable Securities.

Any Demand Holder has the option and right, exercisable by providing a written notice to the Partnership (each a “Demand Notice”), to require the Partnership to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file a registration statement under the Securities Act to permit the public resale of all Preferred Unit Registrable Securities from time to time as permitted by Rule 415 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act with respect to Preferred Unit Registrable Securities (the “Preferred Unit Registration Statement,” with each such Common Unit Registration Statement and Preferred Unit Registration Statement, as the case may be, for purposes of this Agreement, a “Registration Statement”). The Partnership shall file the Preferred Unit Registration Statement (the “Initial Filing Date”) with respect to the Preferred Unit Registrable Securities, as soon as practicable, but in no event no later than 30 calendar days, following the time that the Partnership makes, or is deemed to have made, the Preferred Unit Registration Approval. The Partnership shall use its reasonable best efforts (i) to cause the Preferred Unit Registration Statement filed, with respect to the Preferred Unit Registrable Securities, pursuant to this Section 2.01(a) to become or be declared effective as soon as practicable thereafter, but in any event, in the case of a Preferred Unit Registration Statement that is not an Automatic Shelf Registration Statement, prior to the date that is 180 calendar days after the Initial Filing Date for such Preferred Unit Registration Statement with the Commission and (ii) to cause such Preferred Unit Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Preferred Unit Registration Statement is available for the resale of all Preferred Unit Registrable Securities covered by such Preferred Unit Registration Statement until all Preferred Unit Registrable Securities covered by such Preferred Unit Registration Statement have ceased to be Preferred Unit Registrable Securities during the Effectiveness Period. If the Partnership is eligible to use an Automatic Shelf Registration Statement to register the offer and resale of the Preferred Unit Registrable Securities at a Demand Notice Date, and the Demand Notice requests the Partnership use an Automatic Shelf Registration Statement, the

Partnership shall prepare and file an Automatic Shelf Registration Statement with the Commission as promptly as practicable after such Demand Notice Date (but in no event no more than 30 calendar days after such date) covering the Preferred Unit Registrable Securities, which shall contain a prospectus in such form as to permit any Holder to sell its Preferred Unit Registrable Securities pursuant to Rule 415 (or any successor or similar rule adopted by the Commission then in effect) under the Securities Act at any time beginning on the Initial Filing Date thereof with the Commission. If the Partnership is not eligible to use an Automatic Shelf Registration Statement to register the offer and resale of the Preferred Unit Registrable Securities at the Demand Notice Date, then it shall not have any obligation under this Section 2.01(a) or any liability for failure to file the Automatic Shelf Registration Statement, but it shall prepare and file a Registration Statement on Form S-3 (or such successor form thereto permitting shelf registration of securities under the Securities Act) with the Commission as promptly as practicable after such Demand Notice Date (but in no event no more than 30 calendar days after such date) covering the Preferred Unit Registrable Securities, which shall contain a prospectus in such form as to permit any Holder to sell its Preferred Unit Registrable Securities pursuant to Rule 415 (or any successor or similar rule adopted by the Commission then in effect) under the Securities Act at any time beginning on the effective date thereof. Any Preferred Unit Registration Statement filed pursuant to this Section 2.01(a) shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of Preferred Unit Registrable Securities covered by such Preferred Unit Registration Statement, including by way of an Underwritten Offering, if such an election has been made pursuant to Section 2.04 of this Agreement. The Demand Holders shall have the right to no more than one (1) Preferred Unit Registration Statement to be filed to register the offer and resale of the Preferred Unit Registrable Securities. For the avoidance of doubt, the Preferred Unit Registration Statement that registers the offer and resale of Preferred Unit Registrable Securities shall also register the offer and sale of the number of Common Units issuable upon any conversion of such Preferred Unit Registrable Securities.

When effective, a Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). The Partnership shall not include in a Registration Statement contemplated by this Section 2.01(a) any securities which are not Registrable Securities, other than Common Units that are to be offered and sold for the Partnership’s own account pursuant to an Underwritten Offering, without the prior written consent of each of the Demand Holders that are Holders of Registrable Securities covered by such Registration Statement, which consent shall not be unreasonably withheld or delayed. With respect to Common Units included in a Registration Statement pursuant to the preceding sentence, if the Managing Underwriter of any proposed Underwritten Offering of Common Units included in an Underwritten Offering involving Included Registrable Securities advises the Partnership that the total amount of Common Units that the Partnership and the Selling Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Common Unit Registrable Securities that such Managing Underwriter advises the Partnership can be sold without having such adverse effect, with such number to be allocated (i) first, pro rata among the Selling Holders who have requested participation in such Underwritten Offering, based, for each Selling Holder, on the percentage derived by dividing (x) the number of Common Unit Registrable Securities proposed to be sold by such Selling Holder by (y) the aggregate number of Common Unit Registrable Securities proposed to be sold by all Selling Holders and (ii) second, to the Partnership. As soon as practicable following the date that a Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Partnership shall provide the Holders with written notice of the effectiveness of such Registration Statement.

(b) Failure to Go Effective. If a Registration Statement required by Section 2.01(a) is not declared effective (i) with respect to Common Unit Registrable Securities, prior to such date as any Preferred Units convert into Common Units for any reason pursuant to the Amended Partnership Agreement or (ii) with respect to Preferred Unit Registrable Securities, within 180 days after the Initial Filing Date for such Registration Statement (each a “Target Effective Date”), then each Holder shall be entitled to a payment (with respect to the Registrable Securities of each such Holder), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for the first 60 days following such Target Effective Date, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days and 1.0% thereafter), up to a maximum of

1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”). The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten (10) Business Days after the end of each such 30-day period. Any Liquidated Damages shall be paid to each Holder in immediately available funds; provided, however, if the Partnership certifies that it is unable to pay Liquidated Damages in cash because such payment would result in a breach under a credit facility or other debt instrument filed as an exhibit to the Partnership’s periodic reports filed with the Commission, then the Partnership may pay such Liquidated Damages using as much cash as permitted without breaching any such credit facility or other debt instrument and shall pay the balance of such Liquidated Damages (the “In-Kind LD Amount”) in kind in the form of the issuance of additional Common Units. Upon any issuance of Common Units as Liquidated Damages, the Partnership shall promptly (i) prepare and file an amendment to such Registration Statement prior to its effectiveness adding such Common Units to such Registration Statement as additional Registrable Securities and (ii) prepare and file a supplemental listing application with the NYSE (or such other market on which the Registrable Securities are then listed and traded) to list such additional Common Units. The determination of the number of Common Units to be issued as Liquidated Damages shall be equal to the In-Kind LD Amount divided by the VWAP Price calculated for the consecutive ten (10) trading day period ending on the close of trading on the trading day immediately preceding the date on which the Liquidated Damages payment is due, less a discount to such average closing price of 2.00%. The accrual of Liquidated Damages to a Holder shall cease (a “LD Termination Date,” and, each such period beginning on a Target Effective Date and ending on a LD Termination Date being, a “LD Period”) at the earlier of (i) such Registration Statement becoming effective and (ii) when such Holder no longer holds Registrable Securities. Any amount of Liquidated Damages shall be prorated for any period of less than 30 calendar days accruing during a LD Period. If the Partnership is unable to cause a Registration Statement to go effective by the Target Effective Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then the Partnership may request a waiver of the Liquidated Damages, and each Holder may individually grant or withhold its consent to such request in its discretion. For the avoidance of doubt, nothing in this Section 2.01(b) shall relieve the Partnership from its obligations under Section 2.01(a).

Section 2.02 Piggyback Rights.

(a) Participation. So long as a Holder has Registrable Securities, if the Partnership proposes to file (i) a shelf registration statement other than a Registration Statement contemplated by Section 2.01(a), (ii) a prospectus supplement to an effective shelf registration statement, other than a Registration Statement contemplated by Section 2.01(a) of this Agreement and Holders may be included in such Underwritten Offering without the filing of a post-effective amendment thereto, or (iii) a registration statement, other than a shelf registration statement, in each case, for the sale of Common Units in an Underwritten Offering for its own account or that of another Person, or both, then as soon as practicable following the selection of the Managing Underwriter for such Underwritten Offering, the Partnership shall give notice (including, but not limited to, notification by electronic mail) of such Underwritten Offering to each Holder (together with its Affiliates) holding at least the Piggyback Threshold Amount of the then-outstanding Common Unit Registrable Securities (calculated based on the Common Unit Price) and such notice shall offer such Holders the opportunity to include in such Underwritten Offering such number of Common Unit Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that (A) the Partnership shall not be required to provide such opportunity to any such Holder that does not offer a minimum of the Piggyback Threshold Amount of Common Unit Registrable Securities (based on the Common Unit Price), and (B) if the Partnership has been advised by the Managing Underwriter that the inclusion of Common Unit Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Units in the Underwritten Offering, then (i) if no Common Unit Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, the Partnership shall not be required to offer such opportunity to the Holders or (ii) if any Common Unit Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, then the amount of Common Unit Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Any notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day and receipt of such notice shall be confirmed by the Holder. Each such Holder shall then have two (2) Business Days (or one (1) Business Day in connection with any overnight or bought Underwritten Offering) after notice has been delivered to request in writing the inclusion of Common Unit Registrable Securities in the Underwritten Offering. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten

Offering, the Partnership shall determine for any reason not to undertake or to delay such Underwritten Offering, the Partnership may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities as part of such Underwritten Offering for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Common Unit Registrable Securities in such Underwritten Offering by giving written notice to the Partnership of such withdrawal at or prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Partnership shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Partnership pursuant to this Section 2.02(a).

(b) Priority. Other than situations outlined in Section 2.01 of this Agreement, if the Managing Underwriter of any proposed Underwritten Offering of Common Units included in an Underwritten Offering involving Included Registrable Securities advises the Partnership that the total amount of Common Units that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Common Unit Registrable Securities that such Managing Underwriter advises the Partnership can be sold without having such adverse effect, with such number to be allocated (i) first, to the Partnership, (ii) second, pro rata among the Selling Holders who have requested participation in such Underwritten Offering, based, for each Selling Holder, on the percentage derived by dividing (x) the number of Common Unit Registrable Securities proposed to be sold by such Selling Holder by (y) the aggregate number of Common Unit Registrable Securities proposed to be sold by all Selling Holders, and (iii) third, to any other holder of securities of the Partnership having rights of registration that are neither expressly senior nor subordinated to the Holders in respect of the Common Unit Registrable Securities (the “Parity Securities”), allocated among such holders in such manner as they may agree.

(c) Termination of Piggyback Registration Rights. Each Holder’s rights under Section 2.02 shall terminate upon such Holder (together with its Affiliates) ceasing to hold at least the Piggyback Threshold Amount of Registrable Securities (calculated based on the Common Unit Price).

Section 2.03 Delay Rights.

Notwithstanding anything to the contrary contained herein, the Partnership may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus which is a part of such Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if (i) the Partnership is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Partnership determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (ii) the Partnership has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Partnership, would materially adversely affect the Partnership; provided, however, in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement or other registration statement for a period that exceeds an aggregate of 60 calendar days in any 180-calendar day period or 105 calendar days in any 365-calendar day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Selling Holders whose Registrable Securities are included in such Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

If (i) the Selling Holders shall be prohibited from selling their Registrable Securities under a Registration Statement or other registration statement contemplated by this Agreement as a result of a suspension pursuant to the immediately preceding paragraph in excess of the periods permitted therein or (ii) a Registration Statement or other registration statement contemplated by this Agreement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 20 Business Days by a post-effective amendment thereto, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, the Partnership shall pay the Selling Holders an amount equal to the Liquidated Damages, following the earlier of (x) the date on which the suspension period exceeded the permitted period and (y) the twenty-first (21st) Business Day after such Registration Statement or other registration statement contemplated by this Agreement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty (for purposes of calculating Liquidated Damages, the date in (x) or (y) above shall be deemed the “90th day,” as used in the definition of Liquidated Damages). For purposes of this paragraph, a suspension shall be deemed lifted with respect to a Selling Holder on the date that notice that the suspension has been terminated is delivered to such Selling Holder. Liquidated Damages shall cease to accrue pursuant to this paragraph upon the earlier of (i) a suspension being deemed lifted and (ii) when such Selling Holder no longer holds Registrable Securities included in such Registration Statement.

Section 2.04 Underwritten Offerings.

(a) General Procedures. In the event that one or more Holders elects to include other than pursuant to Section 2.02 of this Agreement, at least an aggregate of $50.0 million of Registrable Securities (calculated based on the Registrable Securities Amount) under a Registration Statement pursuant to an Underwritten Offering, the Partnership shall, upon request by such Holders (such request, an “Underwritten Offering Notice”), retain underwriters in order to permit such Holders to effect such sale through an Underwritten Offering; provided, however, that the Holders shall have the option and right, to require the Partnership to effect not more than four (4) Underwritten Offerings, pursuant to and subject to the conditions of this Section 2.04 of this Agreement, with each of the GSO Holder and the Magnetar Holder, having the individual right and option, severally and not jointly, to request at least one (1) Underwritten Offering (each a “Demand Holder Requested Underwritten Offering”) out of such four (4) Underwritten Offerings. Upon delivery of such Underwritten Offering Notice to the Partnership, the Partnership shall as soon as practicable (but in no event later than one (1) calendar day following the date of delivery of the Underwritten Offering Notice to the Partnership) deliver notice of such Underwritten Offering Notice to all other Holders who shall then have two (2) calendar days from the date that such notice is given to them to notify the Partnership in writing of the number of Registrable Securities held by such Holder that they want to be included in such Underwritten Offering. For the avoidance of doubt, any Holders notified about an Underwritten Offering by the Partnership after the Partnership has received the corresponding Underwritten Offering Notice, may participate in such Underwritten Offering, but shall not count toward the $50.0 million of Registrable Securities necessary to request an Underwritten Offering pursuant to an Underwritten Offering Notice. In connection with any Underwritten Offering under this Agreement, the Holders of a majority of the Registrable Securities being disposed of pursuant to the Underwritten Offering shall be entitled to select the Managing Underwriter or Underwriters for such Underwritten Offering, subject to the reasonable consent of the Partnership. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Partnership shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Partnership or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities whose offer and resale will be registered, on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Partnership and the Managing Underwriter; provided, however, that any such withdrawal must be made no later than the time of pricing of such Underwritten Offering. If all Selling Holders withdraw from an Underwritten Offering prior to the pricing of such Underwritten Offering, the events will not be considered an Underwritten Offering and will not decrease the number of available Underwritten Offerings the Selling Holders have the right and option to request under this Section 2.04; provided, further, that if a GSO Holder or Magnetar Holder provided the initial Underwritten Offering Notice to the Partnership, and such Holder subsequently withdraws from such Underwritten Offering prior to such Underwritten Offering’s pricing, while other Holders of at least $50.0 million of Registrable Securities participate in the Underwritten Offering, such Underwritten Offering will count toward the aggregate number of Underwritten Offerings allowed under this Section 2.04, but will not count as a Demand Holder Requested Underwritten Offering for any GSO Holder or Magnetar Holder that withdraws prior to pricing of such Underwritten Offering, notwithstanding that such Holder initially delivered an Underwritten Offering Notice to the Partnership. No such withdrawal or abandonment shall affect the Partnership’s obligation to pay Registration Expenses; provided, however, if (i) certain Selling Holders withdraw from an Underwritten Offering after the public announcement at launch (the “Launch”) of such Underwritten Offering (such Selling Holders, the “Post-Launch Withdrawing Selling Holders”), and (ii) all Selling Holders withdraw from such Underwritten Offering prior to pricing, then the Post-Launch Withdrawing Selling Holders shall pay for all reasonable Registration Expenses incurred by the Partnership during the period from the Launch of such Underwritten Offering until the time all Selling Holders withdraw from such Underwritten Offering.

Section 2.05 Sale Procedures.

In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible:

(a) use its reasonable best efforts to prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a Registration Statement and the Managing Underwriter at any time shall notify the Partnership in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Partnership shall use its reasonable best efforts to include such information in such prospectus supplement;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d) if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by a Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other reasonable best action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) in the case of an Underwritten Offering, use its reasonable best efforts tofurnish upon request, (i) an opinion of counsel for the Partnership dated the date of the closing under the underwriting agreement and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such underwriters and Selling Holders may reasonably request;

(i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, covering a period of twelve months beginning within three months after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Partnership and General Partner personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that the Partnership need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Partnership;

(k) use its reasonable best efforts to cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which the Common Units issued by the Partnership are then listed;

(l) use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities (including, making appropriate officers of the General Partner available to participate in any “road show” presentations before analysts, and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities), provided, however, in the event, the Partnership, using reasonable best efforts, is unable to make such appropriate officers of the General Partner available to participate in connection with any “road show” presentations and other customary marketing activities (whether in person or otherwise), the Partnership shall make such appropriate officers available to participate via conference call or other means of communication in connection with no more than one (1) “road show” presentations per Underwritten Offering); and

(o) if requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

The Partnership will not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Registration Statement without such Holder’s consent. If the staff of the Commission requires the Partnership to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on such Registration Statement, such Holder shall no longer be entitled to receive Liquidated Damages under this Agreement with respect to such Holder’s Registrable Securities and the Partnership shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence (including receipt of comfort letters and opinions of counsel) with respect to the Partnership at the time such Holder’s consent is sought.

Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (f) of this Section 2.05, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.05 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Holder will, or will request the Managing Underwriter, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.06 Cooperation by Holders.

The Partnership shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.02(a) who has failed to timely furnish such information that the Partnership determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.07 Restrictions on Public Sale by Holders of Registrable Securities.

Each Holder of Registrable Securities agrees to enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the 60 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of any Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the underwriters on the Partnership or the officers, directors or any other Affiliate of the Partnership on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.07 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder. In addition, this Section 2.07 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering, whether because such Holder delivered an Opt-Out Notice prior to receiving notice of the Underwritten Offering or because such Holder (together with its Affiliates) holds less than the Piggyback Threshold Amount of the then-outstanding Registrable Securities (calculated (i) for the Common Unit Registrable Securities, based on the product of the Common Unit Price times the number of Common Unit Registrable Securities; and (ii) for the Preferred Unit Registrable Securities, based on the product of the Common Unit Price times the number of Common Units issuable upon conversion of the Preferred Unit Registrable Securities) or because the Registrable Securities held by such Holder may be disposed of without restriction pursuant to any section of Rule 144 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act.

Section 2.08 Expenses.

(a) Expenses. The Partnership will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. For the avoidance of doubt, each Selling Holder’s pro rata allocation of Selling Expenses shall be the percentage derived by dividing (i) the number of Registrable Securities sold by such Selling Holder in connection with such sale by (ii) the aggregate number of Registrable Securities sold by all Selling Holders in connection with such sale. In addition, except as otherwise provided in Sections 2.08 and 2.09 hereof, the Partnership shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

(b) Certain Definitions. “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01(a) or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes, the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one counsel for the Selling Holders participating in such Registration Statement or Underwritten Offering to effect the disposition of such Registrable Securities, selected by the Holders of a majority of the Registrable Securities initially being registered under such Registration Statement or other registration statement as contemplated by this Agreement, subject to the reasonable consent of the Partnership. “Selling Expenses” means all underwriting discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities, and fees and disbursements of counsel to the Selling Holders, except for the reasonable fees and disbursements of counsel for the Selling Holders required to be paid by the Partnership pursuant to Sections 2.08 and 2.09.

Section 2.09 Indemnification.

(a) By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) such Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto or arise out of or are based upon (the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in such Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, the General Partner, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in such Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.09. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.09 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.09 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.09 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.10 Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its reasonable best efforts to:

(a) make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise available electronically at no additional charge via the Commission’s EDGAR system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.11 Transfer or Assignment of Registration Rights.

The rights to cause the Partnership to register Registrable Securities granted to the Purchasers by the Partnership under this Article II may be transferred or assigned by any Purchaser to one or more transferees or assignees of Registrable Securities, subject to the transfer restrictions provided in Section 4.7(d) of the Amended Partnership Agreement, provided, however, that (a) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement.

Section 2.12 Limitation on Subsequent Registration Rights.

From and after the date hereof, the Partnership shall not, without the prior written consent of the Holders of at least a majority of the then outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of the Partnership that would allow such current or future holder to require the Partnership to include securities in any registration statement filed by the Partnership on a basis other than expressly subordinate to the rights of, the Holders of Registrable Securities hereunder.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications.

All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to a Purchaser:

To the respective address listed on Schedule A hereof,

with copies to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, TX 75201

Attention: Rodney L. Moore

Facsimile: (214) 746-7777

Email: rodney.moore@weil.com

(b) if to a transferee of an Purchaser, to such Holder at the address provided pursuant to Section 2.11 above; and

(c) if to the Partnership:

Crestwood Equity Partners LP

700 Louisiana Street

Suite 2550

Houston, TX 77002-6760

Attention: Joel C. Lambert

Email: joel.lambert@crestwoodlp.com

with a copy to (which shall not constitute notice):

Andrews Kurth LLP

600 Travis St., Suite 4200

Houston, Texas 77002

Attention: G. Michael O’Leary and W. Mark Young

Facsimile: (713) 238-7130

Email: gmoleary@andrewskurth.com and markyoung@andrewskurth.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service.

Section 3.02 Successor and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Assignment of Rights.

All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser only in accordance with Section 2.11 hereof.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Units.

The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

Section 3.05 Aggregation of Registrable Securities.

All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 3.06 Specific Performance.

Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07 Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, including facsimile or ..pdf counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.08 Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law.

THIS AGREEMENT, INCLUDING ALL ISSUES AND QUESTIONS CONCERNING ITS APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT, SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

Section 3.10 Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Entire Agreement.

This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12 Amendment.

This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.13 No Presumption.

If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Obligations Limited to Parties to Agreement.

Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted transferees and assignees) and the Partnership shall have any obligation hereunder. Notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate thereof, as such, for any obligations of the Purchasers under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Purchaser hereunder.

Section 3.15 Independent Nature of Purchaser’s Obligations.

The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 3.16 Interpretation.

Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The words “include,” “includes” and “including” or words of similar import shall be deemed to be followed by the words “without limitation.” Whenever any determination, consent or approval is to be made or given by an Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified. Unless expressly set forth or qualified otherwise (e.g., by “Business” or “trading”), all references herein to a “day” are deemed to be a reference to a calendar day.

[Signature pages to follow]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC,
its general partner

By:	/s/

GSO COF II HOLDINGS PARTNERS LP

By: GSO Capital Opportunities Associates II LLC, its General Partner

By:
Name:
Title

MTP ENERGY MASTER FUND LTD

By: MTP ENERGY MANAGEMENT LLC, its investment manager
By: MAGNETAR FINANCIAL LLC, its sole member

By:
Name:
Title:

MTP ENERGY OPPORTUNITIES FUND LLC

By: MTP ENERGY MANAGEMENT LLC, its managing member
By: MAGNETAR FINANCIAL LLC, its sole member

By:
Name:
Title:

MTP ENERGY CM LLC

By: MAGNETAR FINANCIAL LLC, its manager

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

HIPPARCHUS FUND LP

By: MAGNETAR FINANCIAL LLC, its general partner

By:
Name:
Title:

MAGNETAR CAPITAL FUND II LP

By: MAGNETAR FINANCIAL LLC, its general partner

By:
Name:
Title:

MAGNETAR STRUCTURED CREDIT FUND, LP

By: MAGNETAR FINANCIAL LLC, its general partner

By:
Name:
Title:

MAGNETAR GLOBAL EVENT DRIVEN FUND LLC

By: MAGNETAR FINANCIAL LLC, its manager

By:
Name:
Title:

BLACKWELL PARTNERS LLC

By: MAGNETAR FINANCIAL LLC, its investment manager

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SPECTRUM OPPORTUNITIES FUND LP

By: MAGNETAR FINANCIAL LLC, its general partner

By:
Name:
Title:

MAGNETAR ANDROMEDA SELECT FUND LLC

By: MAGNETAR FINANCIAL LLC, its manager

By:
Name:
Title:

MAGNETAR CONSTELLATION FUND IV LLC

By:	MAGNETAR FINANCIAL LLC, its manager

By:
Name:
Title:

COMPASS HTV LLC

By: MAGNETAR FINANCIAL LLC, its investment manager

By:
Name:
Title:

GE STRUCTURED FINANCE, INC.

By:
Name:
Title

[Signature Page to Registration Rights Agreement]

Schedule A

Purchaser Name; Notice and Contact Information

Purchaser	Contact Information
GSO COF II Holdings Partners LP	345 Park Avenue, 31st Floor
New York, NY 10154
Attention: Dwight Scott
Facsimile: (212) 503-6930
Email: Dwight.Scott@gsocap.com
with copies to:
Attention: Michael Zawadzki and Marisa
Beeney
Email: Michael.Zawadzki@gsocap.com
and Marisa.Beeney@gsocap.com

MTP Energy Master Fund Ltd	1603 Orrington Avenue, 13th Floor
Evanston, IL 60201
Attention: Chief Legal Officer
Telephone: (847) 905-4400
Facsimile: (847) 269-2064
Email: notices@magnetar.com

MTP Energy Opportunities Fund LLC	1603 Orrington Avenue, 13th Floor
Evanston, IL 60201
Attention: Chief Legal Officer
Telephone: (847) 905-4400
Facsimile: (847) 269-2064
Email: notices@magnetar.com

MTP Energy CM LLC	1603 Orrington Avenue, 13th Floor
Evanston, IL 60201
Attention: Chief Legal Officer
Telephone: (847) 905-4400
Facsimile: (847) 269-2064
Email: notices@magnetar.com

Hipparchus Fund LP	1603 Orrington Avenue, 13th Floor
Evanston, IL 60201
Attention: Chief Legal Officer
Telephone: (847) 905-4400
Facsimile: (847) 269-2064
Email: notices@magnetar.com

Magnetar Capital Fund II LP	1603 Orrington Avenue, 13th Floor
Evanston, IL 60201
Attention: Chief Legal Officer
Telephone: (847) 905-4400
Facsimile: (847) 269-2064
Email: notices@magnetar.com

Magnetar Structured Credit Fund, LP	1603 Orrington Avenue, 13th Floor
Evanston, IL 60201
Attention: Chief Legal Officer
Telephone: (847) 905-4400
Facsimile: (847) 269-2064
Email: notices@magnetar.com

Magnetar Global Event Driven Fund LLC	1603 Orrington Avenue, 13th Floor
Evanston, IL 60201
Attention: Chief Legal Officer
Telephone: (847) 905-4400
Facsimile: (847) 269-2064
Email: notices@magnetar.com

Blackwell Partners LLC	1603 Orrington Avenue, 13th Floor
Evanston, IL 60201
Attention: Chief Legal Officer
Telephone: (847) 905-4400
Facsimile: (847) 269-2064
Email: notices@magnetar.com

Spectrum Opportunities Fund LP	1603 Orrington Avenue, 13th Floor
Evanston, IL 60201
Attention: Chief Legal Officer
Telephone: (847) 905-4400
Facsimile: (847) 269-2064
Email: notices@magnetar.com

Magnetar Andromeda Select Fund LLC	1603 Orrington Avenue, 13th Floor
Evanston, IL 60201
Attention: Chief Legal Officer
Telephone: (847) 905-4400
Facsimile: (847) 269-2064
Email: notices@magnetar.com

Magnetar Constellation Fund IV LLC	1603 Orrington Avenue, 13th Floor
Evanston, IL 60201
Attention: Chief Legal Officer
Telephone: (847) 905-4400
Facsimile: (847) 269-2064
Email: notices@magnetar.com

Compass HTV LLC	1603 Orrington Avenue, 13th Floor
Evanston, IL 60201
Attention: Chief Legal Officer
Telephone: (847) 905-4400
Facsimile: (847) 269-2064
Email: notices@magnetar.com

GE Structured Finance, Inc.	GE Structured Finance, Inc.
800 Long Ridge Road
Stamfor, CT 06927
Attention: General Counsel
with a copy to:
Attention: Seth Barlam
Facsimile: (203) 357-6632
Email: seth.barlam@ge.com

[Signature Page to Registration Rights Agreement]

EXHIBIT 3

NEW STANDSTILL AGREEMENT

See attached.

BOARD REPRESENTATION AND STANDSTILL AGREEMENT

THIS BOARD REPRESENTATION AND STANDSTILL AGREEMENT (this “Agreement”) is made and entered into as of [●], 201511, by and among Crestwood Equity GP, LLC, a Delaware limited liability company (the “General Partner”), Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “Crestwood Entities”), Magnetar Financial LLC, a Delaware limited liability company (“Magnetar”), GSO COF II Holdings Partners LP, a Delaware limited partnership (“GSO”) and GE Structured Finance, Inc., a Delaware corporation (“GE” and, together with Magnetar and GSO, the “Purchasers”). The Crestwood Entities and the Purchasers are herein referred to as the “Parties.” Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Class A Convertible Preferred Unit Purchase Agreement, dated as of June 17, 2014 (the “Purchase Agreement”), by and among Crestwood Midstream Partners LP, a Delaware limited partnership (“Midstream”) and the Purchasers.

Recitals

WHEREAS, pursuant to the Purchase Agreement, Midstream issued and sold certain Class A Preferred Units of Midstream (the “Midstream Preferred Units”) to the Purchasers;

WHEREAS, to induce the Purchasers to enter into the transactions evidenced by the Purchase Agreement, Midstream and the Purchasers entered into that certain Board Representation and Standstill Agreement, dated as of June 17, 2014 (the “Existing Standstill Agreement”);

WHEREAS, Midstream, the Partnership and certain other entities entered into an Agreement and Plan of Merger dated as of May 5, 2015 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of certain entities into Midstream, for each outstanding common unit representing common limited partner interests of Midstream (the “Midstream Common Units”) other than Midstream Common Units held by the Partnership and its Subsidiaries to be converted into the right to receive 2.75 common units of the Partnership (the “Common Units”), and for each outstanding Midstream Preferred Unit to be converted into the right to receive 2.75 preferred units of the Partnership (the “Preferred Units”), all on the terms specified therein; and

WHEREAS, in connection with their entry into the Merger Agreement, and as a condition to the willingness of the parties to the Merger Agreement to enter into the Merger Agreement, the parties to the Merger Agreement entered into a Support Agreement of even date with the Merger Agreement (the “Support Agreement”); and

WHEREAS, pursuant to the terms of the Support Agreement, but subject to the conditions thereof, Midstream and the Purchasers have agreed to terminate the Existing Standstill Agreement, and the Partnership and the Purchasers have agreed to enter into this Agreement in replacement thereof.

[11]	To be dated the Effective Date of the Merger

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:

Agreement

Section 1. Board Observation Rights.

(a) During the period commencing upon the execution and delivery of this Agreement and ending on the Board Rights Termination Date (defined below), the Crestwood Entities shall grant the Purchasers, collectively, the option and right, exercisable, upon written approval of a majority of the then outstanding Preferred Units held, directly or indirectly, by the Purchasers (in the aggregate), by delivering a written notice signed by such Purchasers of such appointment to the Crestwood Entities (the “Observer Notice”), to appoint a single representative, who shall be employed by one of the Purchasers (or their Affiliates) at the time of such appointment (the “Board Observer”), to attend all meetings (including telephonic) of the full board of directors of the General Partner (the “Board”) in an observer capacity. The Observer Notice shall be delivered to the Crestwood Entities prior to the Board Observer’s attendance of any meeting of the full Board. The Board Observer shall not constitute a member of the Board and shall not be entitled to vote on, or consent to, any matters presented to the Board. For the avoidance of doubt, the Board Observer shall have no right to attend any meeting of any committee of the full Board (each, a “Committee”); provided, however, the Crestwood Entities shall (i) give the Board Observer written notice of the applicable meeting or action taken by written consent of such Committee at the same time and in the same manner as notice is given to the members of such Committee and (ii) with respect to the Audit Committee and the Compensation Committee of the Board, provide the Board Observer with copies of all written materials and other information (including, without limitation, copies of minutes of meetings or written consents of such Committee) given to the members of the Audit Committee and the Compensation Committee in connection with such meetings or actions taken by written consent at the same time such materials and information are furnished to such members of the Audit Committee and the Compensation Committee.

(b) The Crestwood Entities shall (i) give the Board Observer written notice of the applicable meeting or action taken by written consent at the same time and in the same manner as notice is given to the members of the Board, (ii) provide the Board Observer with copies of all written materials and other information (including, without limitation, copies of minutes of meetings or written consents of the full Board) given to the members of the Board in connection with such meetings or actions taken by written consent at the same time such materials and information are furnished to such members of the Board, and (iii) provide the Board Observer with all rights to attend (whether in person or by telephone or other means of electronic communication as solely determined by the Board Observer) such meetings as a member of the Board. The Board Observer shall agree to maintain the confidentiality of all non-public information and proceedings of the Board and to enter into, comply with, and be bound by, in all respects, the terms and conditions of a confidentiality agreement, substantially in the form attached hereto as Annex A (the “Confidentiality Agreement”); provided, however, upon request from a Purchaser or such Purchaser’s Affiliates, the Board Observer shall provide, on a confidential basis, such non-public material and information to such Purchaser and their Affiliates; provided that such Purchaser and their Affiliates have agreed to comply with and be bound by, in all respects, the Confidentiality Agreement. For the avoidance of doubt, the recipient of such confidential information from the Board Observer (whether a Purchaser or a Purchaser Affiliate) may further provide such information to (i) any other Purchaser or Purchaser Affiliate and (ii) any legal counsel that has been engaged by such recipient to discuss such matters or information; provided, that any such recipient in clause (i) agrees and acknowledges in writing that they are bound by the provisions of the Confidentiality Agreement. For purposes of this Agreement, “Affiliates” shall have the same meaning ascribed therefor in the Purchase Agreement. Notwithstanding any rights to be granted or provided to the Board Observer hereunder, the Crestwood Entities reserve the right to exclude the Board Observer from access to any material or meeting or portion thereof if the Board reasonably determines, in good faith, that such access would (A) prevent the members of the Board from engaging in attorney-client privileged communication or (B) result in a conflict of interest with any Purchaser; provided, however, that such exclusion shall be limited to the portion of the material and/or meeting that is the basis for such exclusion and shall not extend to any portion of the material and/or meeting that does not involve or pertain to such exclusion. The Purchaser then employing the Board Observer agrees to indemnify the Crestwood Entities from any and all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever arising from the breach by the Board Observer of the confidentiality obligations under the Confidentiality Agreement or this Section 1.

(c) The rights contained in this Section 1 shall immediately cease and terminate on the earlier of such date (such earlier date, the “Board Rights Termination Date”) as the Purchasers and their respective Affiliates no longer own (i) at least 75% of the Purchased Units (as defined in the Purchase Agreement, and including any Preferred Units issued in exchange for Purchased Units pursuant to the Merger) or (ii) a number of Preferred Units, which, if they were converted into Common Units at the then applicable Conversion Ratio (as defined in that certain First Amendment to Fifth Amended and Restated Agreement of Limited Partnership (the “First Amendment”) to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership (as so amended, the “Partnership Agreement”)), subject to appropriate adjustments for splits, combinations and other similar transactions, would be equal to 3.5% or more of the total number of Common Units then outstanding. From and after the Board Rights Termination Date, the rights of the Purchasers in Sections 1(a) and 1(b) shall cease.

Section 2. Board Designation Rights.

(a) If the Preferred Distribution Amount (as such term is defined in the First Amendment) is not paid in full in cash to the holders of outstanding Preferred Units (as such term is defined in the First Amendment) for two consecutive calendar quarters that commence after the Initial Distribution Period (as defined in the First Amendment) (such failure, the “Designation Right Triggering Event”), then, until the Designation Right Termination Event (defined below), the Purchasers shall have the option and right, exercisable, upon written approval of a majority of the then outstanding Preferred Units held, directly or indirectly, by the Purchasers (in the aggregate), by delivering a written notice of such designation to the Crestwood Entities, to designate one person to serve on the Board (the “Purchaser Designated Director”) and the Crestwood Entities shall take all actions necessary or advisable to effect the foregoing; provided, however, that such Purchaser Designated Director shall, in the reasonable judgment of the General Partner, (i) have the requisite skill and experience to serve as a director of a public company, (ii)

not be prohibited from serving as a director pursuant to any rule or regulation of the Securities and Exchange Commission (the “Commission”) or any national securities exchange on which the Partnership’s Common Units are listed or admitted to trading, and (iii) not be an employee or director of any Competitor (as defined below). For purposes of the immediately preceding sentence the term “Competitor” shall mean any person or entity that (a) is an operating company (and not a financial institution) and (b) engages in the midstream energy business or otherwise provides similar services or engages in similar business as the Partnership. The Purchasers agree upon the Partnership’s request to timely provide the Partnership with accurate and complete information relating to the Purchaser Designated Director as may be required to be disclosed by the Partnership under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. Prior to a Designation Right Termination Event (as defined below), the Purchaser Designated Director may be removed or replaced by the Purchasers at any time and by Crestwood Holdings LP, the sole member of the General Partner, for “cause” (as defined below), but not by any other Party; and any vacancy occurring by reason of the death, disability, resignation, removal or other cessation of a person serving as Purchaser Designated Director, shall be filled solely by the Purchasers. As used herein, “cause” means that the Purchaser Designated Director (i) is prohibited from serving as a director under any rule or regulation of the Commission or any national securities exchange on which the Partnership’s Common Units are listed; (ii) while serving as the Purchaser Designated Director is convicted by a court of competent jurisdiction of a felony; (iii) a court of competent jurisdiction has entered, a final, non-appealable judgment finding the Purchaser Designated Director liable for actual fraud or willful misconduct against the Partnership (including, but not limited to, intentionally or wilfully failing to observe the obligation of confidentiality contained in Section 1(b) of this Agreement); (iv) is determined to have acted intentionally or in bad faith in a manner that results in a material detriment to the assets, business or prospects of the Partnership or (v) is terminated, removed or resigns for any reason from his or her position, if any, with any such Purchaser at which the Purchaser Designated Director is then employed. Any action by the Purchasers to designate, remove or replace a Purchaser Designated Director shall be evidenced in writing furnished to the Crestwood Entities, shall include a statement that the action has been approved by the Purchasers and shall be executed by or on behalf of the Purchasers. While serving as a Purchaser Designated Director, a Purchaser Designated Director (i) shall be entitled to vote on any matter on which independent members of the Board are entitled to vote on (unless prohibited by the rules and regulations of the Securities and Exchange Commission or the New York Stock Exchange), provided, however, in connection with any matter that could adversely affect the rights, powers, privileges, preferences, duties or obligations of the Preferred Units, the Purchaser Designated Director shall consult with all Purchasers that hold, directly or indirectly, then outstanding Preferred Units, prior to such Purchaser Designated Director approving such matter in his or her capacity as a Board member; and (ii) shall be entitled to compensation commensurate with that of an independent member of the Board and reimbursed for reasonable expenses.

(b) Upon payment by the Partnership to the Purchasers of all accrued but unpaid distributions on the Preferred Units then outstanding (a “Designation Right Termination Event”), the right of the Purchasers to designate a Purchaser Designated Director shall automatically terminate and the Purchasers shall cause the Purchaser Designated Director then serving as a member of the Board, promptly upon (and in any event within two (2) Business Days following) receipt of a written request from the Partnership, to resign as a member of the Board. If the Purchaser Designated Director does not resign upon such request, then a majority of the other director(s) then serving on the Board may remove the Purchaser Designated Director as a member of the Board.

Section 3. Limitation of Liability; Indemnification; Business Opportunities.

(a) At all times while the Purchaser Designated Director is serving as a member of the Board, and following any such Purchaser Designated Director’s death, resignation, removal or other cessation as a director in such former Purchaser Designated Director’s capacity as a former director, the Purchaser Designated Director shall be entitled to (i) the same modification and restriction of traditional fiduciary duties, (ii) the same safe harbors for resolving conflicts of interest transactions and (iii) all rights to indemnification and exculpation, in each case, as are then made available to any other member of the Board.

(b) For the avoidance of doubt, the Board Observer shall have (i) no fiduciary duty to the Crestwood Entities or to any Limited Partner (as defined in the Partnership Agreement) and (ii) no obligations to the Crestwood Entities under this Agreement, except as described in Section 1 of this Agreement, or to any Limited Partner.

(c) At all times while the Purchaser Designated Director is serving as a member of the Board or the Board Observer is serving in such capacity in accordance with Section 1 of this Agreement, such Purchaser Designated Director or Board Observer, the Purchasers and their respective Affiliates may engage in, possess an interest in, or trade in the securities of, other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Crestwood Entities, and the Crestwood Entities, the Board and their Affiliates shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Crestwood Entities, shall not be deemed wrongful or improper. None of the Purchaser Designated Director, the Board Observer, the Purchasers or their respective Affiliates shall be obligated to present any investment opportunity to the Crestwood Entities even if such opportunity is of a character that the Crestwood Entities or any of their respective subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each of the Purchaser Designated Director, the Board Observer, the Purchasers or their respective Affiliates shall have the right to take for such person’s own account (individually or as a partner or fiduciary) or to recommend to others any such investment opportunity. Notwithstanding the foregoing, the Purchaser Designated Director and the Board Observer shall be subject to, and comply with, the requirement to maintain confidential information pursuant to this Agreement.

(d) The Crestwood Entities shall purchase and maintain (or reimburse the Purchaser Designated Director for the cost of) insurance (“D&O Insurance”), on behalf of the Purchaser Designated Director, against any liability that may be asserted against, or expense that may be incurred by, such Purchaser Designated Director in connection with Crestwood Entities’ activities or such Purchaser Designated Director’s activities on behalf of the Crestwood Entities, regardless of whether the Crestwood Entities would have the power to indemnify such Purchaser Designated Director against such liability under the provisions of the Partnership Agreement or the First Amended and Restated Limited Liability Company Agreement, as amended by Amendment No. 1 thereto, of the General Partner (the “GP LLC Agreement”). Such D&O Insurance shall provide coverage commensurate with that of an independent member of the Board.

(e) For the avoidance of doubt, the Purchaser Designated Director shall constitute an “Indemnitee,” as such term is defined under the Partnership Agreement and the GP LLC Agreement.

Section 4. Standstill.

(a) Until June 17, 2017, without the prior written consent of the Partnership (provided that such consent shall not be required in the event of fraud or gross negligence on the part of the Partnership or the General Partner), the holders of Preferred Units and their Affiliates will not, directly or indirectly:

(i) Enter into any transaction the effect of which would be to “short” any securities of the Partnership;

(ii) Call (or participate in a group calling) a meeting of the limited partners of the Partnership for the purpose of removing (or approving the removal of) the General Partner as the general partner of the Partnership and/or electing a successor general partner of the Partnership;

(iii) “Solicit” any “proxies” (as such terms are used in the rules and regulations of the Commission) or votes for or in support of (A) the removal of the General Partner as the general partner of the Partnership or (B) the election of any successor general partner of the Partnership, or take any action the direct effect or purpose of which would be to induce limited partners of the Partnership to vote or provide proxies that may be voted in favor of any action contemplated by either of sub-clauses (A) or (B) of this Section 4(a)(iii);

(iv) Seek to advise or influence any person (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the voting of any limited partner interests of the Partnership in connection with the removal (or approving the removal) of the General Partner as the general partner of the Partnership and/or the election of a successor general partner of the Partnership;

(v) Issue, induce or assist in the publication of any press release, media report or other publication in connection with the potential or proposed removal of the General Partner as the general partner of the Partnership and/or the election of a successor general partner of the Partnership;

(vi) Instigate or encourage any third party to do any of the foregoing; or

(vii) If the General Partner is removed as the general partner of the Partnership, participate in any way in the management, ownership and/or control of the managing general partner or the successor general partner’s operation of the Partnership, other than participation by a Purchaser Designated Director or Board Observer, as described in Sections 1 and 2 of this Agreement.

(b) Notwithstanding anything to the contrary in this Agreement, (i) the foregoing shall not in any way limit the right of the Purchasers or their Affiliates to vote their limited partner interests in the Partnership at any meeting of limited partners of the Partnership so long as there has been no breach of Section 4(a) of this Agreement; and (ii) for purposes of Section 4(a) of this Agreement, “Affiliates” of GSO COF II Holdings Partners LP shall include any fund managed or advised by GSO Capital Partners LP or its Affiliates; provided, however, that, in each such case, such fund falls within the credit business of The Blackstone Group LP.

Section 5. Miscellaneous.

(a) Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by Crestwood Entities or any of their Affiliates or the Purchasers or any of their Affiliates set forth herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof.

(b) Notices. All notices and demands provided for in this Agreement shall be in writing and shall be given as provided in Section 6.07 of the Purchase Agreement, provided that the initial address for notice for the Partnership shall be:

Crestwood Equity Partners LP

700 Louisiana Street

Suite 2550

Houston, TX 77002-6760

Attention: Joel C. Lambert

Email: joel.lambert@crestwoodlp.com

with a copy to (which shall not constitute notice):

Andrews Kurth LLP

600 Travis St., Suite 4200

Houston, Texas 77002

Attention: G. Michael O’Leary and W. Mark Young

Facsimile: (713) 238-7130

Email: gmoleary@andrewskurth.com and markyoung@andrewskurth.com

(c) Interpretation. Section references in this Agreement are references to the corresponding Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever any determination, consent or approval is to be made or given by a Party, such action shall be in such Party’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(d) Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of Laws. Any action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(e) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES

TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(f) No Waiver; Modifications in Writing.

(i) Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(ii) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the Parties hereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a Party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on a Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any Party shall not be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

(g) Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(h) Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any Party hereto without the prior written consent of each of the other Parties; provided, that the terms and provisions of this Agreement shall not be effective or binding upon a Purchaser that has transferred all of its Preferred Units to a third-party and, upon such transfer, the rights of such Purchaser under this Agreement shall terminate and cease.

(i) Independent Counsel. Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

(j) Specific Enforcement. Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(k) Transfer of Board Rights; Aggregation. The option and right to appoint a Board Observer or Purchaser Designated Director granted to the Purchasers by the Partnership under Sections 1 and 2, respectively, of this Agreement, may be transferred or assigned by any Purchaser to one or more of its Affiliates, subject to the transfer restrictions provided in Section 4.7(d) of the Partnership Agreement, provided, however, that (a) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each of the transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned and (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement. All Preferred Units held or acquired by Persons (as defined in the Partnership Agreement) who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

(l) Further Assurances. Each of the Parties hereto shall, from time to time and without further consideration, execute such further instruments and take such other actions as any other Party hereto shall reasonably request in order to fulfill its obligations under this Agreement to effectuate the purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

CRESTWOOD EQUITY GP LLC

CRESTWOOD MIDSTREAM PARTNERS LP

By:
Name:
Title:

CRESTWOOD EQUITY PARTNERS LP

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC, its general partner

By:
Name:
Title:

PURCHASERS:

MTP ENERGY MASTER FUND LTD

By:	MTP ENERGY MANAGEMENT LLC, its investment manager
By:	MAGNETAR FINANCIAL LLC, its sole member

By:
Name:
Title:

MTP ENERGY OPPORTUNITIES FUND LLC

By:	MTP ENERGY MANAGEMENT LLC, its managing member
By:	MAGNETAR FINANCIAL LLC, its sole member

By:
Name:
Title:

MTP ENERGY CM LLC

By:	MAGNETAR FINANCIAL LLC, its manager

By:
Name:
Title:

[Signature Page to Board Representation Agreement]

HIPPARCHUS FUND LP

By: MAGNETAR FINANCIAL LLC, its general partner

By:
Name:
Title:

MAGNETAR CAPITAL FUND II LP

By: MAGNETAR FINANCIAL LLC, its general partner

By:
Name:
Title:

MAGNETAR STRUCTURED CREDIT FUND, LP

By: MAGNETAR FINANCIAL LLC, its general partner

By:
Name:
Title:

MAGNETAR GLOBAL EVENT DRIVEN FUND LLC

By: MAGNETAR FINANCIAL LLC, its manager

By:
Name:
Title:

BLACKWELL PARTNERS LLC

By: MAGNETAR FINANCIAL LLC, its investment manager

By:
Name:
Title:

SPECTRUM OPPORTUNITIES FUND LP

By: MAGNETAR FINANCIAL LLC, its general partner

By:
Name:
Title:

MAGNETAR ANDROMEDA SELECT FUND LLC

By: MAGNETAR FINANCIAL LLC, its manager

By:
Name:
Title:

[Signature Page to Board Representation Agreement]

MAGNETAR CONSTELLATION FUND IV LLC

By: MAGNETAR FINANCIAL LLC, its manager

By:
Name:
Title:

COMPASS HTV LLC

By: MAGNETAR FINANCIAL LLC, its investment manager

By:
Name:
Title:

GSO COF II HOLDINGS PARTNERS LP

By: GSO Capital Opportunities Associates II LLC, its General Partner

By:
Name:
Title:

GE STRUCTURED FINANCE, INC.

By:
Name:
Title:

[Signature Page to Board Representation Agreement]

ANNEX A

FORM OF CONFIDENTIALITY AGREEMENT

            , 20

Crestwood Equity GP LLC

Crestwood Equity Partners LP

700 Louisiana Street, Suite 2060

Houston, Texas 77002

Attn:

Dear Ladies and Gentlemen:

Pursuant to Section 1(b) of that certain Board Representation and Standstill Agreement (the “Board Representation and Standstill Agreement”), dated as of [●], 2015, by and among Crestwood Equity GP, LLC, a Delaware limited liability company (the “General Partner”),Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “Crestwood Entities”), Magnetar Financial LLC, a Delaware limited liability company (“Magnetar”), GSO COF II Holdings Partners LP, a Delaware limited partnership (“GSO”) and GE Structured Finance, Inc., a Delaware corporation (“GE” and, together with Magnetar and GSO, the “Purchasers”), the Purchasers have exercised their right to appoint the undersigned as an observer (the “Board Observer”) to the board of directors of the General Partner (the “Board”), although the individual serving as the Board Observer may be changed from time to pursuant to the terms of the Board Representation and Standstill Agreement and upon such other individual signing a confidentiality agreement in substantially the form hereof. The Board Observer acknowledges that at the meetings of the Board and at other times the Board Observer may be provided with and otherwise have access to non-public information concerning the Crestwood Entities and their Affiliates. Capitalized terms used but not otherwise defined herein, shall have the respective meanings ascribed therefor in the Board Representation and Standstill Agreement. In consideration for and as a condition to the Crestwood Entities furnishing access to such information, the Board Observer hereby agrees to the terms and conditions set forth in this letter agreement (the “Agreement”):

1. As used in this Agreement, subject to Paragraph 3 below, “Confidential Information” means any and all non-public financial or other non-public information concerning the Crestwood Entities and their Affiliates that may hereafter be disclosed at or in connection with a Board or Committee meeting to the Board Observer by the Crestwood Entities, their Affiliates or by any of their directors, officers, employees, agents, consultants, advisors or other representatives (including financial advisors, accountants or legal counsel) (the “Representatives”) of the Crestwood Entities, including, without limitation, all notices, minutes, consents, or other information, materials, and ideas provided to the Board Observer, to the extent constituting non-public financial or other non-public information concerning the Crestwood Entities and their Affiliates.

[Signature Page to Board Representation Agreement]

2. Except to the extent permitted by this Paragraph 2 or by Paragraph 3 or 4, the Board Observer shall keep such Confidential Information strictly confidential; provided, that the Board Observer may, upon request from a Purchaser or such Purchaser’s Affiliates, share Confidential Information with such Purchaser or such Purchaser’s Affiliates so long as such individuals or entities agree to comply with, and be bound by, in all respects, the terms of this Agreement. For the avoidance of doubt, the recipient of such Confidential Information from the Board Observer may further provide such Confidential Information to (i) any other Purchaser or Purchaser Affiliate and (ii) any legal counsel that has been engaged by such recipient to discuss such matters or Confidential Information; provided, that any such recipient in clause (i) above agrees and acknowledges in writing to be bound by the terms of this Agreement. The Board Observer may not record the proceedings of any meeting of the Board by means of an electronic recording device.

3. The term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than (a) as a result of a disclosure by the Board Observer in violation of this Agreement or (b) in violation of a confidentiality obligation to the Crestwood Entities known to the Board Observer, (ii) is or becomes available to the Board Observer on a non-confidential basis from a source not known to have an obligation of confidentiality to the Crestwood Entities, (iii) was already known to the Board Observer at the time of disclosure, or (iv) is independently developed by the Board Observer without reference to any Confidential Information disclosed to the Board Observer.

4. In the event that the Board Observer is legally required or compelled to disclose the Confidential Information, the Board Observer shall use reasonable efforts, to the extent permitted and practicable, to provide the Crestwood Entities with prompt prior written notice of such requirement so that the Crestwood Entities may seek, at such entities sole expense and cost, an appropriate protective order. If in the absence of a protective order, the Board Observer is nonetheless legally required or compelled to disclose Confidential Information, the Board Observer may disclose only the portion of the Confidential Information or other information that it is so legally required or compelled to disclose.

5. All Confidential Information disclosed by the Crestwood Entities or their Representatives to the Board Observer is and will remain the property of the Crestwood Entities, so long as such information remains Confidential Information.

6. It is understood and acknowledged that neither the Crestwood Entities nor any Representative makes any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof.

7. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by the Board Observer and that the Crestwood Entities shall be entitled to seek specific performance or any other appropriate form of equitable relief as a remedy for any such breach in addition to the remedies available to the Crestwood Entities at law.

[Signature Page to Board Representation Agreement]

8. This Agreement is personal to the Board Observer, is not assignable by the Board Observer and may be modified or waived only in writing. This Agreement is binding upon the parties hereto and their respective successors and assigns and inures to the benefit of the parties hereto and their respective successors and assigns.

9. If any provision of this Agreement is not enforceable in whole or in part, the remaining provisions of this Agreement will not be affected thereby. No failure or delay in exercising any right, power or privilege hereunder operates as a waiver thereof, nor does any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

10. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

11. This Agreement and all obligations herein will automatically expire one (1) year from the date the Board Observer ceases to act as Board Observer.

12. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission constitutes effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement. Signatures of the parties transmitted by facsimile or electronic transmission will be deemed to be their original signatures for any purpose whatsoever.

[SIGNATURE PAGE FOLLOWS]

[Signature Page to Board Representation Agreement]

Very truly yours,

[ ]

Agreed to and Accepted, effective as of the day of , 20 :

[NAME OF OBSERVER]

[Signature Page to Board Representation Agreement]